Filed pursuant to Rule 433
Registration No. 333-139693
August 31, 2007

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$437,458,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORTATION, SERIES 2007-WF2 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/Fitch/DBRS/S&P)
A1(4)	176,932,000	1M LIBOR	2.50	1-89	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
A2(5)	72,725,000	1M LIBOR	1.00	1-21	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
A3(5)	90,019,000	1M LIBOR	3.00	21-89	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
A4(5)	10,245,000	1M LIBOR	7.40	89-89	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
M1	21,827,000	1M LIBOR	5.12	45-89	18.25%	TBD	8/25/2037	Aa1/AA+/AA(high)/NR
M2	10,459,000	1M LIBOR	5.02	43-89	15.95%	TBD	8/25/2037	Aa2/AA/AA/NR
M3	7,731,000	1M LIBOR	4.97	42-89	14.25%	TBD	8/25/2037	Aa3/AA-/AA(low)/NR
M4	7,731,000	1M LIBOR	4.94	41-89	12.55%	TBD	8/25/2037	A1/A+/A(high)/NR
M5	7,503,000	1M LIBOR	4.92	40-89	10.90%	TBD	8/25/2037	A2/A/A/NR
M6	6,594,000	1M LIBOR	4.90	40-89	9.45%	TBD	8/25/2037	A3/A-/A(low)/NR
M7	6,366,000	1M LIBOR	4.88	39-89	8.05%	TBD	8/25/2037	Baa1/BBB+/BBB(high)/NR
M8	6,594,000	1M LIBOR	4.88	39-89	6.60%	TBD	8/25/2037	Baa2/BBB/BBB/NR
M9	4,547,000	1M LIBOR	4.85	38-89	5.60%	TBD	8/25/2037	Baa3/BBB-/BBB(low)/NR
B1	3,865,000	1M LIBOR	4.85	38-89	4.75%	TBD	8/25/2037	Ba1/BB+/BB(high)/NR
B2	4,320,000	1M LIBOR	4.85	38-89	3.80%	TBD	8/25/2037	Ba2/BB/BB/NR

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/Fitch/DBRS/S&P)
A1(4)	176,932,000	1M LIBOR	2.76	1-209	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
A2(5)	72,725,000	1M LIBOR	1.00	1-21	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
A3(5)	90,019,000	1M LIBOR	3.00	21-90	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
A4(5)	10,245,000	1M LIBOR	10.20	90-188	23.05%	TBD	8/25/2037	Aaa/AAA/AAA/AAA
M1	21,827,000	1M LIBOR	5.70	45-177	18.25%	TBD	8/25/2037	Aa1/AA+/AA(high)/NR
M2	10,459,000	1M LIBOR	5.58	43-169	15.95%	TBD	8/25/2037	Aa2/AA/AA/NR
M3	7,731,000	1M LIBOR	5.52	42-163	14.25%	TBD	8/25/2037	Aa3/AA-/AA(low)/NR
M4	7,731,000	1M LIBOR	5.48	41-159	12.55%	TBD	8/25/2037	A1/A+/A(high)/NR
M5	7,503,000	1M LIBOR	5.43	40-154	10.90%	TBD	8/25/2037	A2/A/A/NR
M6	6,594,000	1M LIBOR	5.39	40-148	9.45%	TBD	8/25/2037	A3/A-/A(low)/NR
M7	6,366,000	1M LIBOR	5.35	39-142	8.05%	TBD	8/25/2037	Baa1/BBB+/BBB(high)/NR
M8	6,594,000	1M LIBOR	5.30	39-135	6.60%	TBD	8/25/2037	Baa2/BBB/BBB/NR
M9	4,547,000	1M LIBOR	5.23	38-127	5.60%	TBD	8/25/2037	Baa3/BBB-/BBB(low)/NR
B1	3,865,000	1M LIBOR	5.18	38-120	4.75%	TBD	8/25/2037	Ba1/BB+/BB(high)/NR
B2	4,320,000	1M LIBOR	5.11	38-114	3.80%	TBD	8/25/2037	Ba2/BB/BB/NR

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming prepayment speeds as follows:
Fixed Rate Mortgage Loans: 100% PPC (4% CPR in loan age one, growing to 20% CPR by loan age 12)
Adjustable Rate Mortgage Loans: 100% PPC (5% CPR in loan age one, growing to 20% CPR by loan age 12 and remaining constant at 20% CPR until loan age 22. Between loan age 23 and 28, CPR will be 50% and will decrease to 30% by loan age 40, and will remain 30% for the life of the loan.)
(3)	Initial Credit Enhancement includes overcollateralization of approximately 3.80%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3 and A4 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated July 11, 2007 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, and A4 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated July 11, 2007.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms
Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2007-WF2
Depositor:	Structured Asset Securities Corporation
Trustee:	US Bank National Association
Securities Administrator:	Wells Fargo Bank, N.A.
Master Servicer:	Aurora Loan Services LLC
Credit Risk Manager:	Clayton Fixed Income Services Inc.
Underwriter:	Lehman Brothers Inc.
Swap Counterparty:	[TBD]
Cap Counterparty:	[TBD]
Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in September 2007.
Cut-off Date:	August 1, 2007
Pricing Date:	August [17] , 2007
Closing Date:	August 30, 2007
Settlement Date:	August 30, 2007
Delay Days:	0 day delay
Dated Date:	August 25, 2007
Day Count:	Actual/360
Collection Period:	2nd day of prior month through 1st day of month of such distribution.
Credit Risk Manager Fee:	0.009% of the aggregate loan principal balance annually.
Servicing Fee:	For each Mortgage Loan, the servicing fee is equal to 0.50% per annum of the scheduled principal balance of such Mortgage Loan.
Clearing/Registration:	Book-entry through DTC, and only upon request, through Clearstream Luxembourg and Euroclear.
Denomination:
Minimum $25,000; increments $1 in excess thereof for the Senior Certificates, provided that with respect to European Investors only, the Senior Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.
ERISA Eligibility:	The Senior Certificates and Class M Certificates are expected to be ERISA eligible, provided that the investors meet the requirements of certain investor-based or statutory exemptions.
Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

		Principal	% of
	Mortgage	Balance	Principal
Originator*	Loans	($)	Balance
Wells Fargo Bank, N.A.	2,312	$454,738,319.34	100.00%
Total:	2,312	$454,738,319.34	100.00%

		Principal	% of
	Mortgage	Balance	Principal
Origination Channel*	Loans	($)	Balance
Retail	1,314	$289,519,809.15	63.67%
Wholesale	698	129,662,427.20	28.51
Correspondant	300	35,556,082.99	7.82
Total:	2,312	$454,738,319.34	100.00%

		Principal	% of
	Mortgage	Balance	Principal
Servicer*	Loans	($)	Balance
Wells Fargo Bank, N.A.	2,312	$454,738,319.34	100.00%
Total:	2,312	$454,738,319.34	100.00%

* Information herein is as of the Cut-off Date.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of the Interest Payment Priority on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate principal balance of each such group and then from the unrelated group, to the extent unpaid. Any principal funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently:

A.	All remaining principal from Group 1 will be paid to the Class A1 Certificates, until such class has been reduced to zero; and

B.	All remaining principal from Group 2 will be paid to the Class A2, A3 and A4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Class A1, A2, A3 and A4 Certificates (the “Senior Certificates”) related to either group have been retired, all remaining principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All remaining principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)
To the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the class principal amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 46.10% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on August 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay Servicing Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the Swap Agreement to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate principal balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the Swap Agreement, from the unrelated group, to the extent not paid above;

4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

5)	To pay Current Interest and Carryforward Interest to the Class A2, A3 and A4 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

8)	To pay the Credit Risk Manager Fee;

9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

10)
Any interest remaining after the application of priorities (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Senior Certificates and Subordinate Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the Scheduled Notional Amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the Scheduled Notional Amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Scheduled Notional Amount ($)	Rate of Payment by Trust (%)	Month	Scheduled Notional Amount ($)	Rate of Payment by Trust (%)
1	0.00	0.00	37	56,479,000.00	5.31
2	433,540,000.00	5.48	38	53,704,000.00	5.33
3	420,473,000.00	5.38	39	51,067,000.00	5.34
4	407,794,000.00	5.29	40	48,566,000.00	5.36
5	395,487,000.00	5.24	41	46,156,000.00	5.37
6	383,545,000.00	5.19	42	43,927,000.00	5.38
7	371,955,000.00	5.13	43	41,745,000.00	5.39
8	360,708,000.00	5.07	44	39,699,000.00	5.40
9	349,793,000.00	5.02	45	37,743,000.00	5.41
10	339,201,000.00	4.99	46	35,878,000.00	5.42
11	328,922,000.00	4.98	47	34,151,000.00	5.43
12	318,946,000.00	4.97	48	32,468,000.00	5.44
13	309,222,000.00	4.97	49	30,877,000.00	5.45
14	297,171,000.00	4.97	50	29,331,000.00	5.47
15	285,212,000.00	4.98	51	27,921,000.00	5.48
16	273,388,000.00	4.98	52	26,556,000.00	5.49
17	261,657,000.00	4.99	53	25,238,000.00	5.50
18	250,152,000.00	5.01	54	24,010,000.00	5.51
19	238,783,000.00	5.02	55	22,828,000.00	5.52
20	227,642,000.00	5.04	56	21,691,000.00	5.53
21	216,683,000.00	5.05	57	20,645,000.00	5.54
22	205,951,000.00	5.07	58	19,599,000.00	5.55
23	195,492,000.00	5.09	59	18,644,000.00	5.55
24	185,306,000.00	5.10	60	17,735,000.00	5.56
25	150,109,000.00	5.13	61	16,848,000.00	5.58
26	131,192,000.00	5.16	62	16,016,000.00	5.59
27	114,685,000.00	5.18	63	15,225,000.00	5.60
28	102,134,000.00	5.20	64	14,473,000.00	5.62
29	92,312,000.00	5.21	65	13,758,000.00	5.63
30	84,536,000.00	5.22	66	13,078,000.00	5.64
31	78,306,000.00	5.24	67	12,433,000.00	5.65
32	73,213,000.00	5.25	68	11,818,000.00	5.66
33	69,075,000.00	5.26	69	11,235,000.00	5.67
34	65,664,000.00	5.27	70	10,679,000.00	5.68
35	62,436,000.00	5.29	71	10,152,000.00	5.68
36	59,389,000.00	5.30	72	9,651,000.00	5.69

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments received under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority,” “Principal Payment Priority,” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.00% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The Scheduled Notional Amount of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Scheduled Notional Amount ($)	Month	Scheduled Notional Amount ($)
1	0.00	31	31,510,000.00
2	0.00	32	30,787,000.00
3	0.00	33	29,988,000.00
4	0.00	34	29,155,000.00
5	0.00	35	28,414,000.00
6	0.00	36	27,753,000.00
7	0.00	37	27,170,000.00
8	0.00	38	26,655,000.00
9	0.00	39	26,200,000.00
10	0.00	40	25,741,000.00
11	0.00	41	25,288,000.00
12	14,288,000.00	42	24,816,000.00
13	14,914,000.00	43	24,362,000.00
14	16,183,000.00	44	23,898,000.00
15	17,461,000.00	45	23,438,000.00
16	18,739,000.00	46	22,979,000.00
17	20,026,000.00	47	22,510,000.00
18	21,288,000.00	48	22,053,000.00
19	22,546,000.00	49	21,596,000.00
20	23,777,000.00	50	21,151,000.00
21	24,991,000.00	51	20,693,000.00
22	26,138,000.00	52	20,245,000.00
23	25,040,000.00	53	19,805,000.00
24	24,004,000.00	54	19,363,000.00
25	29,663,000.00	55	18,929,000.00
26	31,271,000.00	56	18,504,000.00
27	32,424,000.00	57	18,073,000.00
28	32,713,000.00	58	17,660,000.00
29	32,566,000.00	59	17,241,000.00
30	32,131,000.00	60	16,828,000.00

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement Scheduled Notional Amount for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments received under the Interest Rate Cap Agreement will be allocated in the following order of priority after all payments received under the Swap Agreement and the swap termination payment are applied as described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	For the purchase of any replacement interest rate cap agreement (if necessary); and

(8)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the class principal amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (2) 12, and the denominator of which is the related group principal balance as of the first day of the related Collection Period, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group principal balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the related group principal balance as of the first day of the related Collection Period.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

All of the Mortgage Loans were originated or acquired by Wells Fargo Bank, N.A. and as of the Cut-off Date are serviced by Wells Fargo Bank, N.A.

Approximately 47.54% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 16.94% of the first lien Mortgage Loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

Clayton Fixed Income Services Inc. (“CFISI”) will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicer’s claim process for loans with primary mortgage insurance to ensure claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicers.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its class principal amount and is referred to as an “Applied Loss Amount”.

The balance of the Class A1, A2, A3 and A4 Certificates will not be reduced by allocation of Applied Loss Amounts; however, if the applicable subordination is insufficient to absorb losses, then the holders of the Senior Certificates may incur losses and may never receive all of their principal payments and provided further, on the final distribution date, any losses absorbed by the Group 2 Senior Certificates will be distributed to the Class A4, Class A3, and Class A2 Certificates, sequentially and in that order, until each such class has been reduced to zero.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and each class of Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the class principal amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the class principal amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date aggregate principal balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3 and A4 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Optional Purchase of Defaulted Mortgage Loans

The Master Servicer will have the right, but not the obligation, to purchase any Mortgage Loan that is 120 days or more delinquent (using the OTS method) in payment for a price equal to the unpaid principal balance of the loan plus accrued and unpaid interest and any unreimbursed servicing advances. Removal of defaulted Mortgage Loans from the Trust Fund may prevent loan delinquencies or losses from reaching a level that would cause a Trigger Event to occur, thereby allowing the Targeted Senior Enhancement Percentage to be reduced after the Stepdown Date.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Credit Enhancement

Subordination

The Class A1, A2, A3 and A4 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3 and A4 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each class of Class B Certificates will be senior to all other classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate principal balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have each been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Senior Certificates and the Subordinate Certificates so the aggregate principal balance exceeds the aggregate class principal amount (“Overcollateralization” or “OC”). Excess interest will be used to maintain the Targeted Overcollateralization Amount.

Prior to the Stepdown Date, the “Targeted Overcollateralization Amount” with respect to any Distribution Date is equal to the initial OC, which is approximately 3.80% of the Cut-off Date principal balance. The Targeted Overcollateralization Amount with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 3.80% of the Cut-off Date principal balance and (b) approximately 7.60% of the current principal balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date principal balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the Targeted Overcollateralization Amount will be equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [34.70]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates has been reduced to zero, [43.80]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage
September 2009 to August 2010	[1.25]% for the first month, plus an additional 1/12th of [1.60]% for each month thereafter
September 2010 to August 2011	[2.85]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter
September 2011 to August 2012	[4.50]% for the first month, plus an additional 1/12th of [1.35]% for each month thereafter
September 2012 to August 2013	[5.85]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
September 2013 to August 2014	[6.60]% for the first month, plus an additional 1/12th of [0.10]% for each month thereafter
September 2014 and thereafter	[6.70]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, (iii) all Mortgage Loans repurchased within 12 months prior to such distribution date and (iv) all Mortgage Loans modified within 12 months prior to such distribution date and the denominator of which is the aggregate principal balance as of the close of business on the last day of such month.

“Realized Loss” is the excess of the outstanding principal balance of a liquidated mortgage loan over the related net liquidation proceeds, to the extent allocable to principal.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date principal balance.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate principal balance, after giving effect to distributions on that Distribution Date.

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate principal balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Matt Dunn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Trevor Harris	(212) 526-2964
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	John Sang	(212) 438-6058
Moody’s	Brian Burchfield	(212) 553-4630
Fitch	Lori Samuels	(212) 908-0264
DBRS	Sagar Kongettira	(212) 806-3266

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% PPC	50%	75%	100%	125%	150%

Class A1
Avg. Life (yrs)	4.95	3.39	2.50	1.82	1.43
Window (mos)	1-179	1-122	1-89	1-68	1-32
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	4/25/2010

Class A2
Avg. Life (yrs)	1.55	1.21	1.00	0.84	0.72
Window (mos)	1-32	1-24	1-21	1-19	1-16
Expected Final Mat.	4/25/2010	8/25/2009	5/25/2009	3/25/2009	12/25/2008

Class A3
Avg. Life (yrs)	6.37	4.20	3.00	2.10	1.85
Window (mos)	32-179	24-122	21-89	19-35	16-29
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	7/25/2010	1/25/2010

Class A4
Avg. Life (yrs)	14.90	10.15	7.40	5.04	2.49
Window (mos)	179-179	122-122	89-89	35-68	29-32
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	4/25/2010

Class M1
Avg. Life (yrs)	9.79	6.50	5.12	5.35	4.38
Window (mos)	55-179	37-122	45-89	56-68	32-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class M2
Avg. Life (yrs)	9.79	6.50	5.02	4.76	4.48
Window (mos)	55-179	37-122	43-89	52-68	53-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class M3
Avg. Life (yrs)	9.79	6.50	4.97	4.55	4.24
Window (mos)	55-179	37-122	42-89	49-68	48-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class M4
Avg. Life (yrs)	9.79	6.50	4.94	4.42	3.99
Window (mos)	55-179	37-122	41-89	46-68	45-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% PPC	50%	75%	100%	125%	150%

Class M5
Avg. Life (yrs)	9.79	6.50	4.92	4.31	3.80
Window (mos)	55-179	37-122	40-89	44-68	42-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class M6
Avg. Life (yrs)	9.79	6.50	4.90	4.23	3.67
Window (mos)	55-179	37-122	40-89	43-68	40-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class M7
Avg. Life (yrs)	9.79	6.50	4.88	4.17	3.57
Window (mos)	55-179	37-122	39-89	42-68	38-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class M8
Avg. Life (yrs)	9.79	6.50	4.88	4.11	3.48
Window (mos)	55-179	37-122	39-89	41-68	37-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class M9
Avg. Life (yrs)	9.80	6.50	4.85	4.07	3.42
Window (mos)	55-179	37-122	38-89	40-68	36-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class B1
Avg. Life (yrs)	9.80	6.50	4.85	4.04	3.39
Window (mos)	55-179	37-122	38-89	39-68	35-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

Class B2
Avg. Life (yrs)	9.79	6.50	4.85	4.02	3.35
Window (mos)	55-179	37-122	38-89	39-68	35-54
Expected Final Mat.	7/25/2022	10/25/2017	1/25/2015	4/25/2013	2/25/2012

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% PPC	50%	75%	100%	125%	150%

Class A1
Avg. Life (yrs)	5.34	3.71	2.76	2.04	1.43
Window (mos)	1-348	1-273	1-209	1-167	1-32
Expected Final Mat.	8/25/2036	5/25/2030	1/25/2025	7/25/2021	4/25/2010

Class A2
Avg. Life (yrs)	1.55	1.21	1.00	0.84	0.72
Window (mos)	1-32	1-24	1-21	1-19	1-16
Expected Final Mat.	4/25/2010	8/25/2009	5/25/2009	3/25/2009	12/25/2008

Class A3
Avg. Life (yrs)	6.37	4.20	3.00	2.10	1.85
Window (mos)	32-188	24-125	21-90	19-35	16-29
Expected Final Mat.	4/25/2023	1/25/2018	2/25/2015	7/25/2010	1/25/2010

Class A4
Avg. Life (yrs)	20.40	14.04	10.20	6.93	2.49
Window (mos)	188-339	125-254	90-188	35-141	29-32
Expected Final Mat.	11/25/2035	10/25/2028	4/25/2023	5/25/2019	4/25/2010

Class M1
Avg. Life (yrs)	10.78	7.24	5.70	5.87	6.86
Window (mos)	55-319	37-235	45-177	56-140	32-136
Expected Final Mat.	3/25/2034	3/25/2027	5/25/2022	4/25/2019	12/25/2018

Class M2
Avg. Life (yrs)	10.76	7.22	5.58	5.21	5.02
Window (mos)	55-307	37-224	43-169	52-132	53-107
Expected Final Mat.	3/25/2033	4/25/2026	9/25/2021	8/25/2018	7/25/2016

Class M3
Avg. Life (yrs)	10.75	7.21	5.52	4.99	4.58
Window (mos)	55-301	37-217	42-163	49-128	48-103
Expected Final Mat.	9/25/2032	9/25/2025	3/25/2021	4/25/2018	3/25/2016

Class M4
Avg. Life (yrs)	10.73	7.19	5.48	4.84	4.33
Window (mos)	55-294	37-211	41-159	46-124	45-100
Expected Final Mat.	2/25/2032	3/25/2025	11/25/2020	12/25/2017	12/25/2015

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% PPC	50%	75%	100%	125%	150%

Class M5
Avg. Life (yrs)	10.70	7.16	5.43	4.72	4.13
Window (mos)	55-287	37-204	40-154	44-120	42-96
Expected Final Mat.	7/25/2031	8/25/2024	6/25/2020	8/25/2017	8/25/2015

Class M6
Avg. Life (yrs)	10.67	7.14	5.39	4.62	3.98
Window (mos)	55-279	37-197	40-148	43-115	40-92
Expected Final Mat.	11/25/2030	1/25/2024	12/25/2019	3/25/2017	4/25/2015

Class M7
Avg. Life (yrs)	10.63	7.10	5.35	4.54	3.86
Window (mos)	55-270	37-189	39-142	42-110	38-88
Expected Final Mat.	2/25/2030	5/25/2023	6/25/2019	10/25/2016	12/25/2014

Class M8
Avg. Life (yrs)	10.57	7.06	5.30	4.45	3.75
Window (mos)	55-260	37-181	39-135	41-105	37-84
Expected Final Mat.	4/25/2029	9/25/2022	11/25/2018	5/25/2016	8/25/2014

Class M9
Avg. Life (yrs)	10.49	7.00	5.23	4.37	3.66
Window (mos)	55-247	37-172	38-127	40-98	36-78
Expected Final Mat.	3/25/2028	12/25/2021	3/25/2018	10/25/2015	2/25/2014

Class B1
Avg. Life (yrs)	10.41	6.94	5.18	4.30	3.59
Window (mos)	55-236	37-163	38-120	39-93	35-74
Expected Final Mat.	4/25/2027	3/25/2021	8/25/2017	5/25/2015	10/25/2013

Class B2
Avg. Life (yrs)	10.29	6.85	5.11	4.23	3.51
Window (mos)	55-225	37-155	38-114	39-88	35-69
Expected Final Mat.	5/25/2026	7/25/2020	2/25/2017	12/25/2014	5/25/2013

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Group Principal Balance.

Period	Group 1 Net Funds Cap (%)	Group 2 Net Funds Cap (%)	Net Funds Cap (%)	Period	Group 1 Net Funds Cap (%)	Group 2 Net Funds Cap (%)	Net Funds Cap (%)	Period	Group 1 Net Funds Cap (%)	Group 2 Net Funds Cap (%)	Net Funds Cap (%)
1	7.70505	7.52920	7.61812	31	19.41210	19.56198	19.48619	61	13.35636	13.69884	13.52725
2	21.92149	21.73964	21.83159	32	17.35872	17.49783	17.42749	62	13.71812	14.07375	13.89567
3	21.02551	20.84939	20.93844	33	18.07707	18.15243	18.11433	63	13.19643	13.54226	13.36918
4	21.54161	21.35948	21.45157	34	17.72851	17.94153	17.83382	64	13.55442	13.91347	13.73387
5	20.65162	20.47521	20.56441	35	18.19745	18.42089	18.30791	65	13.04113	13.39021	13.21571
6	20.47624	20.29968	20.38895	36	17.49715	17.71614	17.60541	66	12.96653	13.31720	13.14201
7	21.73052	21.54160	21.63712	37	17.38333	17.60465	17.49275	67	14.27510	14.66508	14.47037
8	20.20119	20.02258	20.11289	38	17.84214	18.07287	17.95622	68	12.82185	13.17563	12.99911
9	20.75125	20.56660	20.65997	39	17.42522	17.58291	17.50320	69	13.17681	13.54395	13.36090
10	19.96222	19.78351	19.87387	40	18.20452	18.50534	18.35332	70	12.68268	13.03948	12.86171
11	20.48856	20.30386	20.39725	41	17.51026	17.80346	17.65532	71	13.03719	13.40739	13.22308
12	20.19448	20.01571	20.10610	42	17.40939	17.70467	17.55551	72	12.55046	12.91017	12.73122
13	20.08474	19.90595	19.99635	43	19.16008	19.48927	19.32303	73	10.60457	10.96570	10.78620
14	20.56201	20.37723	20.47066	44	17.20602	17.50538	17.35426	74	10.94219	11.31680	11.13075
15	19.69743	19.51858	19.60901	45	17.67892	17.98871	17.83238	75	10.57387	10.93776	10.75720
16	20.14730	19.96247	20.05593	46	17.02916	17.32987	17.17819	76	10.91048	11.28789	11.10079
17	19.28223	19.10333	19.19379	47	17.50107	17.81387	17.65616	77	10.54320	10.90976	10.72820
18	19.05661	18.87768	18.96815	48	16.84188	17.14656	16.99303	78	10.52789	10.89573	10.71372
19	20.84960	20.65154	20.75168	49	16.74949	17.05613	16.90169	79	11.63893	12.04759	11.84558
20	18.60464	18.42410	18.51539	50	17.20846	17.52731	17.36683	80	10.49729	10.86765	10.68476
21	20.26787	19.81795	20.04545	51	16.56628	16.87676	16.72055	81	10.83141	11.21537	11.02597
22	20.64693	20.66341	20.65508	52	17.04537	17.36785	17.20565	82	10.46674	10.83951	10.65584
23	21.25160	21.27538	21.26335	53	16.40672	16.72067	16.56282	83	10.79987	11.18627	10.99610
24	20.47572	20.50527	20.49033	54	16.32165	16.63745	16.47873	84	10.43626	10.81133	10.62695
25	19.31149	19.34757	19.32933	55	17.35608	17.69563	17.52504	85	10.42104	10.79723	10.61253
26	19.35759	19.40156	19.37932	56	16.15099	16.47044	16.31002	86	10.75270	11.14255	10.95139
27	18.48208	18.45432	18.46835	57	16.60593	16.93944	16.77203	87	10.39066	10.76899	10.58372
28	18.97356	19.09738	19.03477	58	16.02634	16.36362	16.19439	88	10.72134	11.11336	10.92165
29	18.02287	18.14839	18.08492	59	16.47975	16.83009	16.65439	89	10.36035	10.74074	10.55498
30	17.75304	17.88373	17.81765	60	15.86899	16.20976	16.03894

(1)	Based on one-month, six-month and one-year LIBOR and one-year CMT curves of 20% for each period.
(2)	Assumes 100% of PPC
(3)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	1.20%	31	3.58%
2	1.48%	32	2.95%
3	1.36%	33	3.15%
4	1.67%	34	2.99%
5	1.51%	35	3.17%
6	1.56%	36	2.95%
7	2.03%	37	2.94%
8	1.69%	38	2.96%
9	1.94%	39	2.75%
10	1.77%	40	2.98%
11	1.98%	41	2.76%
12	1.79%	42	2.76%
13	1.79%	43	3.39%
14	1.99%	44	2.76%
15	1.79%	45	2.99%
16	1.98%	46	2.81%
17	1.78%	47	3.02%
18	1.76%	48	2.80%
19	2.34%	49	2.80%
20	1.73%	50	3.01%
21	2.41%	51	2.80%
22	3.15%	52	3.03%
23	3.31%	53	2.80%
24	3.08%	54	2.78%
25	3.05%	55	3.19%
26	3.20%	56	2.75%
27	3.00%	57	2.96%
28	3.24%	58	2.75%
29	3.02%	59	2.95%
30	2.99%	60	2.73%

(1)	Based on forward one-month, six-month and one-year LIBOR and one-year CMT curves.
(2)	Assumes 100% of PPC.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-WF2 Collateral Summary - Aggregate
Collateral information is as of the Cut-Off Date.

Total Number of Loans	2,312	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$454,738,319	No	92.2%
Average Loan Principal Balance	$196,686	Yes	7.8%
Fixed Rate	26.1%
Adjustable Rate	73.9%	Primary Mortgage Insurance Coverage
Original Prepayment Premium	76.1%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.4%	No	83.1%
Weighted Average Margin	5.4%	Yes	16.9%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.4%	1st Lien	98.6%
Weighted Average Floor	5.5%	2nd Lien	1.4%
Weighted Average Original Term (mo.)	355
Weighted Average Remaining Term (mo.)	352	Loan Purpose
Weighted Average Loan Age (mo.)	3	Purchase	35.7%
Weighted Average Original LTV(1)	80.5%	Cash Out Refinance	27.5%
Weighted Average Original Effective LTV(2)	78.6%	Debt Consolidation	21.6%
Weighted Average Original Combined LTV(3)	82.1%	Rate/Term Refinance	10.9%
% of Loans with Junior Liens	8.5%	Home Improvement	4.3%
Non-Zero Weighted Average FICO	625
% IO Loans	7.1%	Occupancy Status
		Primary Home	92.9%
Product Type		Investment	3.9%
2 Year Hybrid (Balloon)	38.8%	Second Home	3.2%
2 Year Hybrid (Non-Balloon)	31.7%
Fixed Rate (Non-Balloon)	18.5%	Geographic Distribution
Fixed Rate (Balloon)	7.6%	(Other states account individually for less than
3 Year Hybrid (Non-Balloon)	2.2%	3% of the Cut-Off Date principal balance)
5 Year Hybrid (Non-Balloon)	1.2%	CA	21.1%
Other	0.1%	FL	8.5%
		NY	6.7%
Documentation Type		MD	4.9%
Full Documentation	82.9%	AZ	4.9%
Stated Income/Stated Assets	8.0%	TX	4.6%
Stated Income/Verified Assets	4.3%	NJ	4.4%
No Ratio/Stated Assets	2.4%
No Ratio/Verified Assets	1.0%	Amortization Type
Lite Documentation	0.7%	Fully Amortizing	46.5%
No Documentation	0.7%	Balloon	46.4%
		Interest-Only	7.1%

(1) Includes the loan in the securitization and any senior liens.
(2) LTV after taking mortgage insurance into account.
(3) Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	711	$122,826,423.48	27.01%	8.780%	100.00%	614	82.04%	90.24%	10.03%
Fixed Rate - 30 Year	572	73,877,213.87	16.25	8.499	0.00	633	77.66	69.46	8.82
3/27 ARM (LIBOR)	40	6,934,851.64	1.53	8.312	100.00	638	83.58	68.11	7.12
Fixed Rate - 15 Year	48	4,619,676.68	1.02	8.187	0.00	624	66.99	54.83	4.23
5/25 ARM (LIBOR)	8	2,449,740.25	0.54	7.793	100.00	659	83.09	57.93	0.00
Fixed Rate - 20 Year	3	513,222.50	0.11	6.950	0.00	648	78.37	24.88	0.00
1 Year ARM (CMT)	1	136,733.51	0.03	8.000	100.00	655	80.23	100.00	0.00
5/1 ARM (CMT)	1	85,783.29	0.02	9.625	100.00	656	90.00	0.00	100.00
Subtotal (Fully Amortizing):	1,384	$211,443,645.22	46.50%	8.637%	62.63%	622	80.24%	80.92%	9.27%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	673	$176,246,672.75	38.76%	8.233%	100.00%	624	82.17%	93.47%	5.89%
Fixed Rate - 30/40 Year Balloon	124	27,898,037.11	6.13	8.128	0.00	634	79.05	58.86	13.71
Fixed Rate - 15/30 Year Balloon	41	6,488,101.62	1.43	8.384	0.00	611	74.09	96.96	0.00
5/1 ARM (Twelve-Month LIBOR) - 30/40 Year Balloon	2	397,770.67	0.09	8.671	100.00	641	89.01	100.00	0.00
Subtotal (Balloon):	840	$211,030,582.15	46.41%	8.224%	83.71%	624	81.52%	89.01%	6.73%

Interest-Only Loans:
2/28 ARM (LIBOR)	54	$21,482,190.06	4.72%	7.602%	100.00%	646	75.75%	65.35%	5.51%
Fixed Rate - 30 Year	17	5,087,020.41	1.12	7.897	0.00	648	72.16	23.24	11.27
3/27 ARM (LIBOR)	9	2,990,021.50	0.66	6.881	100.00	693	79.70	70.54	0.00
5/25 ARM (LIBOR)	8	2,704,860.00	0.59	7.816	100.00	650	80.06	21.74	0.00
Subtotal (Interest-Only):	88	$32,264,091.97	7.10%	7.600%	84.23%	651	75.91%	55.53%	5.44%

Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	75	$27,159,430.97	84.18%	7.608%	90.11%	651	76.63%	63.36%	6.47%
120	13	5,104,661.00	15.82	7.554	52.99	650	72.09	13.87	0.00
Total:	88	$32,264,091.97	100.00%	7.600%	84.23%	651	75.91%	55.53%	5.44%

Original Amortization Term

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
30 Year Amortization	1,374	$212,798,847.66	46.80%	8.643%	62.23%	622	80.34%	82.11%	9.12%
40 Year Amortization	799	204,542,480.53	44.98	8.219	86.36	625	81.76	88.76	6.94
Interest-Only	88	32,264,091.97	7.10	7.600	84.23	651	75.91	55.53	5.44
15 Year Amortization	48	4,619,676.68	1.02	8.187	0.00	624	66.99	54.83	4.23
20 Year Amortization	3	513,222.50	0.11	6.950	0.00	648	78.37	24.88	0.00
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	227	$7,597,158.36	1.67%	10.814%	33.01%	608	83.45%	91.23%	5.65%
50,000.01 - 100,000.00	519	39,130,828.96	8.61	9.352	57.62	607	78.10	91.49	8.97
100,000.01 - 150,000.00	431	53,606,553.79	11.79	8.885	65.12	613	78.86	86.44	8.79
150,000.01 - 200,000.00	359	62,466,630.34	13.74	8.417	72.22	617	80.37	86.25	7.92
200,000.01 - 250,000.00	225	50,383,374.16	11.08	8.445	76.13	623	82.80	86.09	10.22
250,000.01 - 300,000.00	134	36,657,313.31	8.06	8.272	81.65	618	82.13	90.40	8.88
300,000.01 - 350,000.00	101	32,723,838.26	7.20	8.119	72.35	629	79.21	76.35	5.94
350,000.01 - 400,000.00	59	21,928,048.76	4.82	8.066	77.77	626	83.79	78.03	11.81
400,000.01 - 450,000.00	57	24,262,206.07	5.34	8.030	75.80	634	81.31	75.76	6.99
450,000.01 - 500,000.00	59	28,100,374.17	6.18	8.068	86.43	630	84.26	83.09	9.98
500,000.01 - 550,000.00	40	20,888,466.31	4.59	7.987	82.63	644	84.94	77.39	7.51
550,000.01 - 600,000.00	27	15,434,711.20	3.39	7.849	77.56	641	83.72	74.34	11.03
600,000.01 - 650,000.00	20	12,530,761.25	2.76	7.991	75.07	633	79.11	74.60	10.02
650,000.01 >=	54	49,028,054.40	10.78	7.667	83.32	650	74.86	74.62	0.00
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1st Lien	2,160	$448,450,376.01	98.62%	8.324%	74.98%	625	80.26%	82.63%	7.93%
2nd Lien	152	6,287,943.33	1.38	11.778	0.00	634	99.57	100.00	0.00
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Purchase	899	$162,223,933.94	35.67%	8.817%	85.53%	636	88.38%	87.76%	9.98%
Cash Out Refinance	600	124,967,558.48	27.48	8.087	67.49	618	74.67	82.84	4.67
Debt Consolidation	477	98,367,804.81	21.63	8.145	67.16	619	76.74	78.09	8.65
Rate/Term Refinance	262	49,567,736.06	10.90	8.285	69.30	622	80.03	81.80	8.32
Home Improvement	74	19,611,286.05	4.31	7.867	65.04	627	73.16	69.35	4.62
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Primary Home	2,125	$422,435,387.86	92.90%	8.348%	74.06%	624	80.82%	84.36%	7.47%
Investment	127	17,860,656.96	3.93	8.794	61.94	638	75.36	61.55	14.62
Second Home	60	14,442,274.52	3.18	8.543	85.43	648	78.38	65.72	9.71
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	89	$11,107,778.30	2.44%	8.302%	0.00%	616	71.13%	79.44%	1.76%
181 - 240	3	513,222.50	0.11	6.950	0.00	648	78.37	24.88	0.00
241 - 360	2,220	443,117,318.54	97.44	8.375	75.88	626	80.76	83.03	7.98
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	89	$11,107,778.30	2.44%	8.302%	0.00%	616	71.13%	79.44%	1.76%
181 - 240	3	513,222.50	0.11	6.950	0.00	648	78.37	24.88	0.00
241 - 360	2,220	443,117,318.54	97.44	8.375	75.88	626	80.76	83.03	7.98
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
CA	260	$95,822,782.18	21.07%	7.527%	80.15%	636	77.04%	78.50%	6.04%
FL	182	38,679,014.12	8.51	8.432	72.65	635	79.74	81.14	7.61
NY	106	30,356,241.88	6.68	8.119	62.82	619	78.45	80.31	3.13
MD	93	22,223,070.04	4.89	8.217	71.53	620	80.49	85.86	5.16
AZ	96	22,198,281.71	4.88	8.226	78.39	634	80.43	82.14	6.94
TX	169	20,712,326.87	4.55	8.854	52.44	619	82.92	88.58	7.65
NJ	70	19,862,821.62	4.37	8.461	76.08	622	77.35	87.78	4.44
PA	99	12,921,006.03	2.84	8.729	70.54	622	82.80	81.83	11.11
IL	92	12,860,364.87	2.83	8.858	75.61	621	82.42	82.20	4.99
NC	72	12,749,792.78	2.80	8.865	80.70	625	81.82	96.67	4.93
Other	1,073	166,352,617.24	36.58	8.758	74.47	620	82.77	83.74	10.83
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	259	$41,013,482.10	9.02%	7.920%	62.28%	605	49.56%	84.31%	0.00%
60.01 to 70.00%	281	57,625,143.76	12.67	8.030	67.60	602	66.41	79.66	0.00
70.01 to 80.00%	633	139,913,491.46	30.77	7.802	70.04	632	77.95	75.66	0.00
80.01 to 85.00%
With MI:	25	5,836,595.50	1.28	8.642	62.53	585	84.58	76.74	100.00
Without MI:	211	53,276,283.35	11.72	8.204	83.19	629	84.55	86.25	0.00
85.01 to 90.00%
With MI:	56	11,343,242.80	2.49	8.629	69.65	619	89.88	53.41	100.00
Without MI:	260	53,864,320.84	11.85	8.587	84.41	627	89.64	95.80	0.00
90.01 to 95.00%
With MI:	67	10,246,438.89	2.25	9.437	66.80	631	94.67	52.86	100.00
Without MI:	108	23,517,264.02	5.17	9.030	78.14	641	94.87	94.02	0.00
95.01 to 100.00%
With MI:	45	8,137,121.16	1.79	9.306	74.49	632	100.00	75.23	100.00
Without MI:	215	43,676,992.13	9.60	9.644	94.19	642	99.93	97.26	0.00
Subtotal (First Lien):	2,160	$448,450,376.01	98.62%	8.324%	74.98%	625	80.26%	82.63%	7.93%

Second Lien Loans:
85.01 to 90.00%	3	$99,412.57	0.02%	12.462%	0.00%	615	89.82%	100.00%	0.00%
90.01 to 95.00%	7	275,831.27	0.06	11.731	0.00	656	94.91	100.00	0.00
95.01 to 100.00%	142	5,912,699.49	1.30	11.769	0.00	634	99.95	100.00	0.00
Subtotal (Second Lien):	152	$6,287,943.33	1.38%	11.778%	0.00%	634	99.57%	100.00%	0.00%

Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	259	$41,013,482.10	9.02%	7.920%	62.28%	605	49.56%	84.31%	0.00%
60.01 to 70.00%	446	87,020,390.88	19.14	8.396	68.47	610	75.85	72.59	33.78
70.01 to 80.00%	661	146,081,642.69	32.12	7.834	69.70	630	78.25	75.76	4.22
80.01 to 85.00%	211	53,276,283.35	11.72	8.204	83.19	629	84.55	86.25	0.00
85.01 to 90.00%	260	53,864,320.84	11.85	8.587	84.41	627	89.64	95.80	0.00
90.01 to 95.00%	108	23,517,264.02	5.17	9.030	78.14	641	94.87	94.02	0.00
95.01 to 100.00%	215	43,676,992.13	9.60	9.644	94.19	642	99.93	97.26	0.00
Subtotal (First Lien):	2,160	$448,450,376.01	98.62%	8.324%	74.98%	625	80.26%	82.63%	7.93%

Second Lien Loans:
85.01 to 90.00%	3	$99,412.57	0.02%	12.462%	0.00%	615	89.82%	100.00%	0.00%
90.01 to 95.00%	7	275,831.27	0.06	11.731	0.00	656	94.91	100.00	0.00
95.01 to 100.00%	142	5,912,699.49	1.30	11.769	0.00	634	99.95	100.00	0.00
Subtotal (Second Lien):	152	$6,287,943.33	1.38%	11.778%	0.00%	634	99.57%	100.00%	0.00%

Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

*LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	257	$40,763,103.61	8.96%	7.920%	62.56%	605	49.59%	84.72%	0.00%
60.01 to 70.00%	278	56,652,323.02	12.46	8.043	68.31	601	66.39	80.44	0.00
70.01 to 80.00%	504	105,279,716.42	23.15	7.938	64.32	626	77.42	71.06	0.00
80.01 to 85.00%
With MI:	25	5,836,595.50	1.28	8.642	62.53	585	84.58	76.74	100.00
Without MI:	209	53,181,715.46	11.70	8.198	81.89	629	84.46	85.05	0.00
85.01 to 90.00%
With MI:	56	11,343,242.80	2.49	8.629	69.65	619	89.88	53.41	100.00
Without MI:	270	58,291,548.40	12.82	8.501	83.82	629	88.37	94.19	0.00
90.01 to 95.00%
With MI:	65	9,995,639.00	2.20	9.426	65.97	632	94.75	51.68	100.00
Without MI:	117	26,642,109.32	5.86	8.875	79.77	642	93.26	93.23	0.00
95.01 to 100.00%
With MI:	47	8,387,921.05	1.84	9.324	75.25	631	99.74	75.97	100.00
Without MI:	332	72,076,461.43	15.85	8.742	91.88	646	92.05	95.17	0.00
Subtotal (First Lien):	2,160	$448,450,376.01	98.62%	8.324%	74.98%	625	80.26%	82.63%	7.93%

Second Lien Loans:
85.01 to 90.00%	3	$99,412.57	0.02%	12.462%	0.00%	615	89.82%	100.00%	0.00%
90.01 to 95.00%	7	275,831.27	0.06	11.731	0.00	656	94.91	100.00	0.00
95.01 to 100.00%	142	5,912,699.49	1.30	11.769	0.00	634	99.95	100.00	0.00
Subtotal (Second Lien):	152	$6,287,943.33	1.38%	11.778%	0.00%	634	99.57%	100.00%	0.00%

Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Not Available	1	$30,574.88	0.01%	12.250%	100.00%	N/A	85.00%	100.00%	0.00%
440 - 499	8	917,902.15	0.20	8.803	79.67	471	89.23	91.97	59.67
500 - 520	49	5,630,809.40	1.24	9.682	79.42	509	66.09	96.06	15.79
521 - 540	108	14,106,642.16	3.10	9.335	79.87	531	63.69	99.84	9.04
541 - 560	90	12,771,852.24	2.81	8.825	77.90	550	67.80	94.49	16.33
561 - 580	224	37,496,122.72	8.25	8.715	87.80	571	75.75	98.85	8.56
581 - 600	280	47,256,690.66	10.39	8.404	77.36	590	77.33	98.11	3.43
601 - 620	380	68,105,587.00	14.98	8.624	81.34	611	84.31	95.93	6.54
621 - 640	420	91,335,730.97	20.09	8.346	71.87	630	83.96	79.34	9.82
641 - 660	389	90,200,125.75	19.84	8.054	61.22	650	80.98	71.60	7.30
661 - 680	235	54,347,615.46	11.95	8.104	70.82	669	82.22	64.50	7.13
681 - 700	69	16,259,633.16	3.58	8.155	78.59	689	83.78	65.25	5.39
701 - 720	33	9,073,335.52	2.00	7.915	80.43	711	85.21	79.50	8.94
721 - 740	9	2,391,120.19	0.53	7.625	67.08	733	76.95	73.19	0.00
741 - 760	9	2,386,310.97	0.52	7.605	74.19	747	80.52	79.62	0.00
761 - 780	5	2,018,429.77	0.44	7.392	87.75	769	83.92	100.00	0.00
>= 780	3	409,836.34	0.09	8.633	86.87	791	93.98	13.13	86.87
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Single Family	2,095	$402,859,138.05	88.59%	8.375%	74.56%	624	80.81%	84.64%	7.92%
2-4 Family	89	25,795,646.56	5.67	8.175	57.34	632	74.85	67.28	7.59
Condo	120	24,744,604.12	5.44	8.517	80.43	644	81.90	69.49	6.88
PUD	8	1,338,930.61	0.29	8.705	89.49	609	79.55	100.00	0.00
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$67,849,317.60	$2,105,373.50	$250,600,595.19	$0.00	$0.00	$0.00	$320,555,286.29
Fixed Rate	37,832,780.35	1,087,354.54	4,394,296.16	75,128,953.85	0.00	39,887.29	118,483,272.19
3 Year Hybrid	2,357,127.25	66,315.01	545,315.12	6,956,115.76	0.00	0.00	9,924,873.14
5 Year Hybrid	780,393.05	0.00	570,583.23	4,287,177.93	0.00	0.00	5,638,154.21
1 Year ARM	0.00	0.00	0.00	136,733.51	0.00	0.00	136,733.51
Total:	$108,819,618.25	$3,259,043.05	$256,110,789.70	$86,508,981.05	$0.00	$39,887.29	$454,738,319.34

Original Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	14.92%	0.46%	55.11%	0.00%	0.00%	0.00%	70.49%
Fixed Rate	8.32	0.24	0.97	16.52	0.00	0.01	26.06
3 Year Hybrid	0.52	0.01	0.12	1.53	0.00	0.00	2.18
5 Year Hybrid	0.17	0.00	0.13	0.94	0.00	0.00	1.24
1 Year ARM	0.00	0.00	0.00	0.03	0.00	0.00	0.03
Total:	23.93%	0.72%	56.32%	19.02%	0.00%	0.01%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
3% 2% of Orig. Bal.	1,079	$238,246,612.24	52.39%	8.256%	98.64%	621	81.42%	92.13%	6.78%
None	641	108,819,618.25	23.93	8.873	65.23	627	80.57	74.48	7.30
3% 2% 1% of Orig. Bal	416	74,179,789.28	16.31	8.014	14.11	635	77.20	66.41	7.01
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	65	15,666,250.32	3.45	8.162	57.26	638	79.63	79.11	19.62
2% of UPB	47	7,359,837.20	1.62	8.843	86.92	620	84.83	93.51	7.67
Other	64	10,466,212.05	2.30	8.334	42.28	618	81.56	74.10	24.98
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Full Documentation	2,006	$376,850,499.87	82.87%	8.394%	79.34%	620	81.04%	100.00%	5.86%
Stated Income/Stated Assets	145	36,267,989.84	7.98	8.280	50.27	656	77.17	0.00	19.72
Stated Income/Verified Assets	62	19,616,776.11	4.31	8.116	63.38	655	77.57	0.00	7.08
No Ratio/Stated Assets	42	11,015,395.55	2.42	8.147	19.82	655	80.56	0.00	27.93
No Ratio/Verified Assets	18	4,638,900.02	1.02	8.150	28.99	651	77.93	0.00	12.84
Lite Documentation	20	3,271,783.35	0.72	9.080	86.01	605	79.25	0.00	0.00
No Documentation	19	3,076,974.60	0.68	8.789	8.62	645	80.67	0.00	41.38
Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	4	$2,456,565.23	0.54%	5.350%	100.00%	671	80.00%	100.00%	0.00%
5.501 to 6.000	9	2,732,164.63	0.60	5.912	100.00	677	71.46	100.00	0.00
6.001 to 6.500	31	11,016,776.51	2.42	6.327	100.00	647	73.03	100.00	3.28
6.501 to 7.000	93	31,542,504.76	6.94	6.877	100.00	638	75.29	89.19	0.00
7.001 to 7.500	143	42,153,788.66	9.27	7.358	100.00	629	77.03	92.26	2.90
7.501 to 8.000	236	58,937,582.35	12.96	7.812	100.00	624	78.00	87.58	4.36
8.001 to 8.500	191	51,520,063.68	11.33	8.341	100.00	618	80.71	84.58	7.59
8.501 to 9.000	225	48,515,949.89	10.67	8.802	100.00	619	85.07	90.92	8.88
9.001 to 9.500	163	30,025,939.22	6.60	9.313	100.00	623	86.95	80.84	10.26
9.501 to 10.000	160	25,168,310.86	5.53	9.800	100.00	613	88.39	86.47	19.13
10.001 to 10.500	96	16,147,860.45	3.55	10.324	100.00	605	91.17	91.92	12.68
10.501 to 11.000	73	8,449,190.33	1.86	10.840	100.00	593	90.57	99.34	16.78
Greater than 11.000	83	7,588,350.58	1.67	11.675	100.00	606	92.92	94.53	9.54
Subtotal (ARM Loans):	1,507	$336,255,047.15	73.94%	8.376%	100.00%	623	81.72%	88.91%	7.27%

Fixed Rate Loans:
5.501 to 6.000	2	$949,021.00	0.21%	5.942%	0.00%	652	76.28%	100.00%	0.00%
6.001 to 6.500	10	3,214,415.21	0.71	6.359	0.00	650	58.77	71.98	0.00
6.501 to 7.000	56	13,360,901.55	2.94	6.860	0.00	648	70.95	68.40	1.66
7.001 to 7.500	72	14,594,686.36	3.21	7.341	0.00	644	70.82	52.94	0.55
7.501 to 8.000	116	26,614,300.66	5.85	7.805	0.00	644	74.98	54.96	8.64
8.001 to 8.500	87	13,834,761.64	3.04	8.328	0.00	626	79.48	68.35	9.47
8.501 to 9.000	144	20,482,878.67	4.50	8.813	0.00	618	78.90	68.57	14.34
9.001 to 9.500	56	8,305,771.51	1.83	9.324	0.00	621	85.27	68.62	30.65
9.501 to 10.000	53	6,652,041.73	1.46	9.771	0.00	603	78.27	73.16	15.22
10.001 to 10.500	27	1,915,859.19	0.42	10.303	0.00	610	80.29	58.87	16.62
10.501 to 11.000	40	2,483,048.34	0.55	10.793	0.00	634	88.30	79.36	3.89
Greater than 11.000	142	6,075,586.33	1.34	12.065	0.00	618	96.15	97.91	4.68
Subtotal (Fixed Rate):	805	$118,483,272.19	26.06%	8.361%	0.00%	632	77.14%	65.72%	9.37%

Total:	2,312	$454,738,319.34	100.00%	8.372%	73.94%	625	80.53%	82.87%	7.82%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 3.000	34	$11,953,711.41	3.55%	7.801%	100.00%	650	78.93%	29.90%	0.47%
3.001 - 3.500	11	3,841,701.96	1.14	9.180	100.00	660	82.81	29.66	3.70
3.501 - 4.000	23	9,525,042.62	2.83	6.880	100.00	651	68.94	100.00	0.00
4.001 - 4.500	88	28,770,586.77	8.56	7.089	100.00	646	73.85	95.32	1.28
4.501 - 5.000	198	53,847,620.58	16.01	7.573	100.00	627	75.54	92.92	3.29
5.001 - 5.500	274	69,210,544.29	20.58	8.030	100.00	629	79.86	86.90	6.25
5.501 - 6.000	225	46,887,818.38	13.94	8.371	100.00	608	81.99	91.39	7.07
6.001 - 6.500	628	107,676,924.24	32.02	9.462	100.00	611	89.08	93.38	11.78
6.501 - 7.000	13	2,634,315.81	0.78	9.492	100.00	602	89.76	78.48	36.37
7.001 - 7.500	12	1,830,431.66	0.54	9.731	100.00	597	88.02	87.04	45.92
7.501 - 8.000	1	76,349.43	0.02	10.625	100.00	567	90.00	100.00	0.00
Total:	1,507	$336,255,047.15	100.00%	8.376%	100.00%	623	81.72%	88.91%	7.27%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.500	1	$253,476.07	0.08%	5.990%	100.00%	670	57.73%	100.00%	0.00%
2.000	1	114,773.60	0.03	11.850	100.00	630	85.00	100.00	100.00
3.000	1,484	329,452,377.00	97.98	8.390	100.00	622	81.72	89.67	7.36
5.000	21	6,434,420.48	1.91	7.697	100.00	655	82.63	49.75	1.33
Total:	1,507	$336,255,047.15	100.00%	8.376%	100.00%	623	81.72%	88.91%	7.27%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.000	1,501	$335,266,510.01	99.71%	8.376%	100.00%	623	81.72%	88.91%	7.23%
1.500	1	253,476.07	0.08	5.990	100.00	670	57.73	100.00	0.00
2.000	5	735,061.07	0.22	9.154	100.00	644	86.87	88.33	27.28
Total:	1,507	$336,255,047.15	100.00%	8.376%	100.00%	623	81.72%	88.91%	7.27%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
11.001 - 11.500	4	$2,456,565.23	0.73%	5.350%	100.00%	671	80.00%	100.00%	0.00%
11.501 - 12.000	11	3,939,839.27	1.17	6.249	100.00	670	75.31	75.68	0.00
12.001 - 12.500	33	12,047,359.74	3.58	6.410	100.00	648	73.37	96.18	3.00
12.501 - 13.000	92	30,307,467.09	9.01	6.883	100.00	638	74.98	91.45	0.00
13.001 - 13.500	147	43,193,196.57	12.85	7.400	100.00	629	77.45	91.40	2.83
13.501 - 14.000	235	58,822,899.30	17.49	7.814	100.00	624	78.05	87.41	4.37
14.001 - 14.500	190	50,464,527.49	15.01	8.349	100.00	617	80.43	85.16	7.75
14.501 - 15.000	224	48,231,600.04	14.34	8.805	100.00	619	85.11	91.46	9.11
15.001 - 15.500	157	28,871,890.56	8.59	9.314	100.00	622	86.88	81.67	10.45
15.501 - 16.000	160	25,231,922.61	7.50	9.795	100.00	613	88.31	86.25	18.75
16.001 - 16.500	96	16,499,126.91	4.91	10.292	100.00	606	91.40	92.09	12.79
16.501 - 17.000	73	8,449,190.33	2.51	10.840	100.00	593	90.57	99.34	16.78
17.001 - 17.500	42	4,015,993.38	1.19	11.284	100.00	601	90.64	99.17	5.61
17.501 - 18.000	26	2,619,135.25	0.78	11.777	100.00	612	95.42	88.48	17.50
18.001 - 18.500	8	402,320.93	0.12	12.282	100.00	592	86.25	100.00	10.06
18.501 - 19.000	7	547,657.25	0.16	12.761	100.00	620	100.00	100.00	0.00
19.001 - 19.500	2	154,355.20	0.05	13.250	100.00	646	100.00	48.21	0.00
Total:	1,507	$336,255,047.15	100.00%	8.376%	100.00%	623	81.72%	88.91%	7.27%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 5.500	611	$172,663,903.41	51.35%	7.667%	100.00%	634	77.06%	86.35%	3.71%
5.501 - 6.000	219	45,728,917.12	13.60	8.342	100.00	608	81.75	93.29	6.81
6.001 - 6.500	615	105,374,053.87	31.34	9.453	100.00	611	88.91	93.35	11.44
6.501 - 7.000	13	4,078,248.25	1.21	9.240	100.00	639	83.04	43.80	21.78
7.001 - 7.500	7	1,240,406.87	0.37	8.599	100.00	617	83.98	100.00	11.48
7.501 - 8.000	7	1,251,917.69	0.37	7.836	100.00	629	75.93	100.00	19.96
8.001 - 8.500	5	1,342,387.77	0.40	8.342	100.00	634	82.18	39.08	0.00
8.501 - 9.000	3	343,771.20	0.10	8.872	100.00	592	77.35	56.54	0.00
9.001 - 9.500	5	1,045,564.27	0.31	9.323	100.00	605	97.00	77.31	53.18
9.501 - 10.000	8	919,337.22	0.27	9.784	100.00	631	95.01	100.00	30.31
10.001 - 10.500	7	1,230,945.10	0.37	10.226	100.00	598	88.59	89.86	35.04
10.501 - 11.000	5	686,242.95	0.20	10.836	100.00	572	87.31	100.00	30.95
11.001 - 11.500	1	234,577.83	0.07	11.050	100.00	607	100.00	100.00	0.00
11.501 - 12.000	1	114,773.60	0.03	11.850	100.00	630	85.00	100.00	100.00
Total:	1,507	$336,255,047.15	100.00%	8.376%	100.00%	623	81.72%	88.91%	7.27%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 12	4	$554,293.29	0.16%	7.543%	100.00%	628	76.25%	82.46%	31.37%
13 - 24	1,435	320,137,726.51	95.21	8.401	100.00	621	81.70	90.36	7.40
25 - 36	49	9,924,873.14	2.95	7.881	100.00	655	82.41	68.84	4.97
37 >=	19	5,638,154.21	1.68	7.894	100.00	654	82.16	42.65	1.52
Total:	1,507	$336,255,047.15	100.00%	8.376%	100.00%	623	81.72%	88.91%	7.27%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-WF2 Collateral Summary - Group 1
Collateral information is as of the Cut-Off Date.

Total Number of Loans	1,542	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$229,931,568	No	92.5%
Average Loan Principal Balance	$149,112	Yes	7.5%
Fixed Rate	29.0%
Adjustable Rate	71.0%	Primary Mortgage Insurance Coverage
Original Prepayment Premium	77.5%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.5%	No	82.1%
Weighted Average Margin	5.6%	Yes	17.9%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.5%	1st Lien	99.5%
Weighted Average Floor	5.7%	2nd Lien	0.5%
Weighted Average Original Term (mo.)	353
Weighted Average Remaining Term (mo.)	350	Loan Purpose
Weighted Average Loan Age (mo.)	3	Cash Out Refinance	33.9%
Weighted Average Original LTV(1)	78.2%	Debt Consolidation	28.5%
Weighted Average Original Effective LTV(2)	76.3%	Purchase	20.8%
Weighted Average Original Combined LTV(3)	79.2%	Rate/Term Refinance	13.7%
% of Loans with Junior Liens	5.3%	Home Improvement	3.0%
Non-Zero Weighted Average FICO	615
% IO Loans	3.9%	Occupancy Status
		Primary Home	91.4%
Product Type		Investment	5.7%
2 Year Hybrid (Balloon)	34.7%	Second Home	2.9%
2 Year Hybrid (Non-Balloon)	32.9%
Fixed Rate (Non-Balloon)	20.3%	Geographic Distribution
Fixed Rate (Balloon)	8.7%	(Other states account individually for less than
3 Year Hybrid (Non-Balloon)	2.3%	3% of the Cut-Off Date principal balance)
5 Year Hybrid (Non-Balloon)	0.9%	CA	13.0%
Other	0.2%	FL	8.7%
		TX	5.3%
Documentation Type		NY	5.3%
Full Documentation	88.5%	AZ	5.2%
Stated Income/Stated Assets	7.2%	MD	5.1%
Stated Income/Verified Assets	3.4%	IL	4.1%
Lite Documentation	0.9%	NJ	3.5%
		PA	3.5%
		MN	3.3%

		Amortization Type
		Fully Amortizing	52.5%
		Balloon	43.6%
		Interest-Only	3.9%

(1) Includes the loan in the securitization and any senior liens.
(2) LTV after taking mortgage insurance into account.
(3) Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	521	$69,435,885.61	30.20%	8.841%	100.00%	605	80.36%	94.91%	9.12%
Fixed Rate - 30 Year	348	42,840,300.01	18.63	8.387	0.00	628	75.15	77.09	6.73
3/27 ARM (LIBOR)	27	3,885,942.49	1.69	8.297	100.00	640	82.97	74.29	9.04
Fixed Rate - 15 Year	41	3,303,326.31	1.44	8.226	0.00	615	65.15	72.47	5.92
5/25 ARM (LIBOR)	4	705,884.68	0.31	8.277	100.00	636	82.63	48.94	0.00
Fixed Rate - 20 Year	2	461,947.47	0.20	6.875	0.00	651	81.02	27.64	0.00
1 Year ARM (CMT)	1	136,733.51	0.06	8.000	100.00	655	80.23	100.00	0.00
Subtotal (Fully Amortizing):	944	$120,770,020.08	52.52%	8.634%	61.41%	615	78.19%	86.79%	8.08%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	441	$79,784,939.55	34.70%	8.361%	100.00%	610	79.18%	96.07%	6.83%
Fixed Rate - 30/40 Year Balloon	82	14,803,917.11	6.44	8.075	0.00	626	75.83	74.40	6.43
Fixed Rate - 15/30 Year Balloon	35	5,290,383.11	2.30	8.189	0.00	612	71.67	96.27	0.00
5/1 ARM (Twelve-Month LIBOR) - 30/40 Year Balloon	2	397,770.67	0.17	8.671	100.00	641	89.01	100.00	0.00
Subtotal (Balloon):	560	$100,277,010.44	43.61%	8.311%	79.96%	612	78.33%	92.89%	6.38%

Interest-Only Loans:
2/28 ARM (LIBOR)	28	$6,205,888.47	2.70%	7.864%	100.00%	628	75.98%	72.91%	15.93%
5/25 ARM (LIBOR)	5	1,381,400.00	0.60	8.057	100.00	655	81.46	14.66	0.00
3/27 ARM (LIBOR)	5	1,297,249.50	0.56	7.413	100.00	673	81.15	57.14	0.00
Subtotal (Interest-Only):	38	$8,884,537.97	3.86%	7.828%	100.00%	639	77.59%	61.55%	11.13%

Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	33	$7,503,137.97	84.45%	7.786%	100.00%	636	76.88%	70.19%	13.18%
120	5	1,381,400.00	15.55	8.057	100.00	655	81.46	14.66	0.00
Total:	38	$8,884,537.97	100.00%	7.828%	100.00%	639	77.59%	61.55%	11.13%

Original Amortization Term

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
30 Year Amortization	936	$122,295,129.41	53.19%	8.632%	60.64%	615	78.25%	87.81%	7.82%
40 Year Amortization	525	94,986,627.33	41.31	8.318	84.41	612	78.70	92.70	6.74
Interest-Only	38	8,884,537.97	3.86	7.828	100.00	639	77.59	61.55	11.13
15 Year Amortization	41	3,303,326.31	1.44	8.226	0.00	615	65.15	72.47	5.92
20 Year Amortization	2	461,947.47	0.20	6.875	0.00	651	81.02	27.64	0.00
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	122	$4,314,935.21	1.88%	10.248%	49.87%	603	77.40%	90.76%	7.25%
50,000.01 - 100,000.00	425	32,422,900.21	14.10	9.176	62.08	605	76.45	93.95	9.03
100,000.01 - 150,000.00	352	43,657,896.45	18.99	8.807	66.88	609	77.81	91.08	7.04
150,000.01 - 200,000.00	292	51,021,703.58	22.19	8.302	73.64	615	79.23	88.83	7.32
200,000.01 - 250,000.00	148	32,869,772.90	14.30	8.214	76.63	618	79.02	90.57	3.35
250,000.01 - 300,000.00	85	23,175,858.51	10.08	8.048	80.15	610	78.83	94.13	9.42
300,000.01 - 350,000.00	62	20,078,638.63	8.73	7.958	72.55	621	74.53	82.14	4.94
350,000.01 - 400,000.00	36	13,396,475.14	5.83	8.005	80.41	632	80.91	78.10	13.73
400,000.01 - 450,000.00	14	5,755,309.31	2.50	8.142	50.15	638	80.29	56.63	6.96
450,000.01 - 500,000.00	3	1,408,784.33	0.61	7.698	67.03	630	76.39	65.93	0.00
500,000.01 - 550,000.00	1	541,177.29	0.24	7.875	100.00	668	95.00	100.00	0.00
550,000.01 - 600,000.00	1	583,975.86	0.25	7.750	0.00	627	85.00	0.00	100.00
650,000.01 >=	1	704,141.07	0.31	8.250	100.00	635	85.00	100.00	0.00
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1st Lien	1,507	$228,852,340.89	99.53%	8.451%	71.33%	615	78.13%	88.42%	7.49%
2nd Lien	35	1,079,227.60	0.47	10.875	0.00	650	99.70	100.00	0.00
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Cash Out Refinance	481	$78,026,253.41	33.93%	8.174%	67.36%	613	74.00%	88.91%	3.17%
Debt Consolidation	383	65,521,558.13	28.50	8.325	66.93	610	76.03	85.66	7.19
Purchase	425	47,864,217.47	20.82	9.203	88.22	622	88.98	92.84	14.29
Rate/Term Refinance	210	31,552,881.30	13.72	8.462	63.80	617	78.90	87.42	9.02
Home Improvement	43	6,966,658.18	3.03	7.885	64.05	618	69.30	84.98	4.02
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Primary Home	1,400	$210,072,971.21	91.36%	8.440%	70.32%	613	78.46%	89.38%	7.14%
Investment	99	13,208,256.03	5.74	8.683	73.93	634	74.09	75.08	6.51
Second Home	43	6,650,341.25	2.89	8.701	86.47	628	79.15	86.66	19.25
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	76	$8,593,709.42	3.74%	8.203%	0.00%	613	69.16%	87.12%	2.28%
181 - 240	2	461,947.47	0.20	6.875	0.00	651	81.02	27.64	0.00
241 - 360	1,464	220,875,911.60	96.06	8.475	73.90	615	78.58	88.66	7.67
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	76	$8,593,709.42	3.74%	8.203%	0.00%	613	69.16%	87.12%	2.28%
181 - 240	2	461,947.47	0.20	6.875	0.00	651	81.02	27.64	0.00
241 - 360	1,464	220,875,911.60	96.06	8.475	73.90	615	78.58	88.66	7.67
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
CA	116	$29,983,443.63	13.04%	7.547%	73.95%	620	71.88%	85.44%	7.61%
FL	113	19,926,371.99	8.67	8.066	68.35	616	72.93	89.21	4.74
TX	114	12,212,571.57	5.31	8.696	39.79	617	80.12	88.23	8.75
NY	59	12,151,774.54	5.28	8.189	56.79	611	72.74	80.08	7.81
AZ	66	11,981,486.27	5.21	8.068	81.04	625	78.91	89.02	2.65
MD	61	11,716,528.80	5.10	8.091	74.31	611	76.72	91.06	5.93
IL	74	9,504,360.15	4.13	8.966	75.41	619	82.29	89.28	6.75
NJ	45	8,066,941.56	3.51	8.485	74.08	595	69.81	90.49	3.36
PA	77	7,978,408.61	3.47	8.907	58.64	614	80.58	84.03	5.28
MN	55	7,568,039.90	3.29	8.760	67.74	612	80.50	85.56	10.54
Other	762	98,841,641.47	42.99	8.807	75.18	614	81.69	90.28	8.86
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	225	$30,542,442.67	13.28%	8.078%	64.26%	598	49.29%	90.58%	0.00%
60.01 to 70.00%	213	29,690,291.96	12.91	8.332	64.35	583	66.25	90.33	0.00
70.01 to 80.00%	446	72,610,525.57	31.58	7.971	62.72	622	77.71	81.71	0.00
80.01 to 85.00%
With MI:	16	3,120,963.50	1.36	8.167	59.87	598	84.28	81.29	100.00
Without MI:	143	25,108,052.13	10.92	8.391	80.87	624	84.50	89.61	0.00
85.01 to 90.00%
With MI:	26	4,081,747.24	1.78	8.835	86.94	595	89.95	79.61	100.00
Without MI:	169	26,078,297.66	11.34	8.764	80.73	620	89.59	96.50	0.00
90.01 to 95.00%
With MI:	46	5,469,203.03	2.38	9.602	82.73	622	94.52	74.89	100.00
Without MI:	72	10,780,741.19	4.69	9.056	81.21	638	94.88	99.10	0.00
95.01 to 100.00%
With MI:	31	4,473,435.66	1.95	9.371	70.98	629	100.00	85.04	100.00
Without MI:	120	16,896,640.28	7.35	9.953	93.10	634	99.99	97.71	0.00
Subtotal (First Lien):	1,507	$228,852,340.89	99.53%	8.451%	71.33%	615	78.13%	88.42%	7.49%

Second Lien Loans:
85.01 to 90.00%	1	$26,959.45	0.01%	11.875%	0.00%	628	90.00%	100.00%	0.00%
95.01 to 100.00%	34	1,052,268.15	0.46	10.850	0.00	651	99.95	100.00	0.00
Subtotal (Second Lien):	35	$1,079,227.60	0.47%	10.875%	0.00%	650	99.70%	100.00%	0.00%

Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	225	$30,542,442.67	13.28%	8.078%	64.26%	598	49.29%	90.58%	0.00%
60.01 to 70.00%	314	43,556,980.02	18.94	8.644	69.69	593	75.39	86.81	31.84
70.01 to 80.00%	464	75,889,186.94	33.01	7.980	62.47	621	78.02	81.73	4.32
80.01 to 85.00%	143	25,108,052.13	10.92	8.391	80.87	624	84.50	89.61	0.00
85.01 to 90.00%	169	26,078,297.66	11.34	8.764	80.73	620	89.59	96.50	0.00
90.01 to 95.00%	72	10,780,741.19	4.69	9.056	81.21	638	94.88	99.10	0.00
95.01 to 100.00%	120	16,896,640.28	7.35	9.953	93.10	634	99.99	97.71	0.00
Subtotal (First Lien):	1,507	$228,852,340.89	99.53%	8.451%	71.33%	615	78.13%	88.42%	7.49%

Second Lien Loans:
85.01 to 90.00%	1	$26,959.45	0.01%	11.875%	0.00%	628	90.00%	100.00%	0.00%
95.01 to 100.00%	34	1,052,268.15	0.46	10.850	0.00	651	99.95	100.00	0.00
Subtotal (Second Lien):	35	$1,079,227.60	0.47%	10.875%	0.00%	650	99.70%	100.00%	0.00%

Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

*LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	223	$30,292,064.18	13.17%	8.080%	64.65%	598	49.32%	91.18%	0.00%
60.01 to 70.00%	211	29,358,029.06	12.77	8.349	64.21	582	66.22	90.22	0.00
70.01 to 80.00%	387	63,005,532.55	27.40	7.976	59.98	619	77.37	79.96	0.00
80.01 to 85.00%
With MI:	16	3,120,963.50	1.36	8.167	59.87	598	84.28	81.29	100.00
Without MI:	140	24,389,109.06	10.61	8.399	80.10	622	84.48	89.30	0.00
85.01 to 90.00%
With MI:	26	4,081,747.24	1.78	8.835	86.94	595	89.95	79.61	100.00
Without MI:	174	27,457,364.29	11.94	8.697	80.26	621	88.77	96.67	0.00
90.01 to 95.00%
With MI:	44	5,218,403.14	2.27	9.588	81.90	623	94.67	73.68	100.00
Without MI:	75	11,146,288.84	4.85	8.998	81.82	638	94.35	99.13	0.00
95.01 to 100.00%
With MI:	33	4,724,235.55	2.05	9.399	72.52	628	99.54	85.83	100.00
Without MI:	178	26,058,603.48	11.33	9.271	89.01	637	92.98	95.21	0.00
Subtotal (First Lien):	1,507	$228,852,340.89	99.53%	8.451%	71.33%	615	78.13%	88.42%	7.49%

Second Lien Loans:
85.01 to 90.00%	1	$26,959.45	0.01%	11.875%	0.00%	628	90.00%	100.00%	0.00%
95.01 to 100.00%	34	1,052,268.15	0.46	10.850	0.00	651	99.95	100.00	0.00
Subtotal (Second Lien):	35	$1,079,227.60	0.47%	10.875%	0.00%	650	99.70%	100.00%	0.00%

Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
450 - 499	4	$474,052.00	0.21%	9.236%	92.00%	465	93.15%	100.00%	100.00%
500 - 520	38	4,605,492.32	2.00	9.748	83.70	509	63.82	100.00	10.12
521 - 540	89	10,884,749.32	4.73	9.375	75.64	530	61.78	99.79	9.76
541 - 560	74	9,162,897.87	3.99	8.763	78.41	550	63.85	93.39	2.17
561 - 580	177	23,283,269.21	10.13	8.804	85.01	571	74.94	98.46	8.55
581 - 600	214	32,437,262.51	14.11	8.384	73.95	590	76.85	98.44	3.37
601 - 620	259	40,491,463.48	17.61	8.635	81.53	612	83.23	97.79	8.32
621 - 640	258	39,341,823.08	17.11	8.469	64.17	630	82.50	87.51	10.56
641 - 660	230	37,303,830.87	16.22	7.934	53.50	650	78.54	76.18	4.81
661 - 680	134	21,740,823.54	9.46	8.185	69.97	669	82.11	68.98	7.99
681 - 700	36	5,635,749.84	2.45	8.091	64.93	688	82.11	63.02	4.89
701 - 720	18	2,856,785.94	1.24	7.466	54.14	712	76.21	67.54	6.22
721 - 740	4	624,612.33	0.27	7.524	100.00	730	78.31	100.00	0.00
741 - 760	3	455,385.36	0.20	7.620	28.31	744	82.54	56.73	0.00
761 - 780	1	223,534.48	0.10	7.875	0.00	773	80.00	100.00	0.00
781 >=	3	409,836.34	0.18	8.633	86.87	791	93.98	13.13	86.87
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Single Family	1,407	$204,280,721.06	88.84%	8.468%	71.17%	613	78.53%	89.98%	7.30%
2-4 Family	58	12,602,401.83	5.48	8.301	62.84	625	71.40	72.46	7.98
Condo	70	11,916,510.35	5.18	8.521	74.96	634	80.11	78.53	10.30
PUD	7	1,131,935.25	0.49	8.560	87.56	617	79.47	100.00	0.00
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$31,327,673.70	$1,400,102.62	$122,698,937.31	$0.00	$0.00	$0.00	$155,426,713.63
Fixed Rate	18,384,799.72	479,058.51	2,308,572.27	45,527,443.51	0.00	0.00	66,699,874.01
3 Year Hybrid	1,287,870.71	66,315.01	545,315.12	3,283,691.15	0.00	0.00	5,183,191.99
5 Year Hybrid	694,609.76	0.00	0.00	1,790,445.59	0.00	0.00	2,485,055.35
1 Year ARM	0.00	0.00	0.00	136,733.51	0.00	0.00	136,733.51
Total:	$51,694,953.89	$1,945,476.14	$125,552,824.70	$50,738,313.76	$0.00	$0.00	$229,931,568.49

Original Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	13.62%	0.61%	53.36%	0.00%	0.00%	0.00%	67.60%
Fixed Rate	8.00	0.21	1.00	19.80	0.00	0.00	29.01
3 Year Hybrid	0.56	0.03	0.24	1.43	0.00	0.00	2.25
5 Year Hybrid	0.30	0.00	0.00	0.78	0.00	0.00	1.08
1 Year ARM	0.00	0.00	0.00	0.06	0.00	0.00	0.06
Total:	22.48%	0.85%	54.60%	22.07%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
3% 2% of Orig. Bal.	752	$116,078,882.15	50.48%	8.456%	98.93%	608	79.38%	95.06%	7.09%
None	367	51,694,953.89	22.48	8.791	64.44	612	76.74	86.66	6.74
3% 2% 1% of Orig. Bal	308	44,654,859.37	19.42	8.113	11.36	630	76.06	74.78	5.93
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	40	8,044,323.48	3.50	8.242	58.33	625	78.57	84.40	25.25
2% of UPB	35	4,975,808.95	2.16	8.896	80.65	625	85.36	93.41	7.08
Other	40	4,482,740.65	1.95	8.211	29.11	636	78.62	77.26	8.91
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Full Doc	1,397	$203,436,016.73	88.48%	8.492%	74.61%	610	78.43%	100.00%	6.73%
Stated Income/Stated Assets	94	16,544,899.29	7.20	8.187	35.32	657	76.54	0.00	17.26
Stated Income/Verified Assets	37	7,829,223.48	3.41	8.231	48.90	660	78.01	0.00	7.71
Lite Doc	14	2,121,428.99	0.92	8.535	83.81	595	72.48	0.00	0.00
Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
5.501 to 6.000	6	$1,353,584.40	0.59%	5.930%	100.00%	638	63.04%	100.00%	0.00%
6.001 to 6.500	16	3,339,560.63	1.45	6.381	100.00	649	71.93	100.00	5.60
6.501 to 7.000	53	10,911,621.96	4.75	6.884	100.00	630	72.43	89.71	0.00
7.001 to 7.500	99	19,769,454.22	8.60	7.370	100.00	620	73.78	94.66	3.56
7.501 to 8.000	172	31,194,412.54	13.57	7.821	100.00	616	76.75	92.09	3.29
8.001 to 8.500	124	24,067,149.61	10.47	8.334	100.00	606	78.10	94.60	7.55
8.501 to 9.000	162	26,696,966.02	11.61	8.803	100.00	608	82.82	88.72	8.60
9.001 to 9.500	102	13,055,132.40	5.68	9.317	100.00	604	81.03	88.81	7.35
9.501 to 10.000	111	13,873,369.40	6.03	9.817	100.00	595	86.38	97.77	25.93
10.001 to 10.500	67	8,460,179.22	3.68	10.298	100.00	601	89.52	94.25	15.66
10.501 to 11.000	58	5,432,136.29	2.36	10.839	100.00	585	87.80	98.98	15.29
Greater than 11.000	64	5,078,127.79	2.21	11.742	100.00	594	91.42	96.44	7.39
Subtotal (ARM Loans):	1,034	$163,231,694.48	70.99%	8.535%	100.00%	610	79.73%	92.99%	8.04%

Fixed Rate Loans:
6.001 to 6.500	6	$1,135,711.60	0.49%	6.425%	0.00%	649	52.82%	88.01%	0.00%
6.501 to 7.000	39	8,324,313.00	3.62	6.862	0.00	653	69.44	78.76	0.00
7.001 to 7.500	53	8,600,061.54	3.74	7.316	0.00	637	71.50	78.52	0.93
7.501 to 8.000	85	14,140,982.52	6.15	7.805	0.00	637	74.55	64.42	10.41
8.001 to 8.500	65	8,798,125.97	3.83	8.330	0.00	619	77.52	80.35	8.84
8.501 to 9.000	109	13,106,213.84	5.70	8.825	0.00	616	74.71	74.18	1.17
9.001 to 9.500	39	4,610,544.79	2.01	9.357	0.00	613	81.94	85.06	23.23
9.501 to 10.000	38	4,244,353.92	1.85	9.809	0.00	581	75.19	95.21	5.66
10.001 to 10.500	19	1,133,366.94	0.49	10.256	0.00	592	72.94	82.75	0.00
10.501 to 11.000	18	1,154,332.79	0.50	10.852	0.00	604	83.80	100.00	0.00
Greater than 11.000	37	1,451,867.10	0.63	11.657	0.00	608	88.88	95.62	16.21
Subtotal (Fixed Rate):	508	$66,699,874.01	29.01%	8.284%	0.00%	626	74.57%	77.44%	6.04%

Total:	1,542	$229,931,568.49	100.00%	8.462%	70.99%	615	78.23%	88.48%	7.46%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 3.000	20	$4,766,094.43	2.92%	7.819%	100.00%	656	82.04%	42.03%	0.00%
3.001 - 3.500	3	594,201.52	0.36	8.336	100.00	656	88.41	100.00	0.00
3.501 - 4.000	8	1,328,441.72	0.81	6.692	100.00	642	61.41	100.00	0.00
4.001 - 4.500	46	8,774,214.48	5.38	7.367	100.00	634	67.02	100.00	0.00
4.501 - 5.000	127	22,799,444.10	13.97	7.587	100.00	622	72.88	95.00	3.40
5.001 - 5.500	202	35,644,361.57	21.84	8.069	100.00	614	78.24	95.50	5.42
5.501 - 6.000	164	27,702,157.73	16.97	8.391	100.00	604	78.76	91.76	6.92
6.001 - 6.500	455	60,340,119.58	36.97	9.489	100.00	599	85.48	93.93	13.43
6.501 - 7.000	9	1,282,659.35	0.79	9.163	100.00	596	86.21	100.00	30.49
Total:	1,034	$163,231,694.48	100.00%	8.535%	100.00%	610	79.73%	92.99%	8.04%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.500	1	$253,476.07	0.16%	5.990%	100.00%	670	57.73%	100.00%	0.00%
3.000	1,022	160,493,163.06	98.32	8.544	100.00	610	79.71	93.83	8.17
5.000	11	2,485,055.35	1.52	8.217	100.00	647	83.00	38.06	0.00
Total:	1,034	$163,231,694.48	100.00%	8.535%	100.00%	610	79.73%	92.99%	8.04%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.000	1,030	$162,443,714.23	99.52%	8.539%	100.00%	610	79.74%	92.95%	8.07%
1.500	1	253,476.07	0.16	5.990	100.00	670	57.73	100.00	0.00
2.000	3	534,504.18	0.33	8.499	100.00	645	86.77	100.00	0.00
Total:	1,034	$163,231,694.48	100.00%	8.535%	100.00%	610	79.73%	92.99%	8.04%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
11.501 - 12.000	6	$1,580,108.33	0.97%	6.170%	100.00%	636	69.05%	69.62%	0.00%
12.001 - 12.500	16	3,339,560.63	2.05	6.381	100.00	649	71.93	100.00	5.60
12.501 - 13.000	54	10,657,735.00	6.53	6.900	100.00	631	71.85	92.66	0.00
13.001 - 13.500	103	20,895,750.17	12.80	7.405	100.00	621	74.32	93.26	3.37
13.501 - 14.000	171	31,079,729.49	19.04	7.825	100.00	616	76.84	91.80	3.30
14.001 - 14.500	124	23,843,422.17	14.61	8.350	100.00	606	77.78	94.57	7.62
14.501 - 15.000	161	26,476,227.92	16.22	8.804	100.00	607	82.80	89.46	8.67
15.001 - 15.500	98	12,452,614.54	7.63	9.316	100.00	603	80.97	91.05	7.20
15.501 - 16.000	111	13,873,369.40	8.50	9.817	100.00	595	86.38	97.77	25.93
16.001 - 16.500	67	8,443,584.50	5.17	10.291	100.00	600	89.42	94.24	16.43
16.501 - 17.000	58	5,432,136.29	3.33	10.839	100.00	585	87.80	98.98	15.29
17.001 - 17.500	31	2,344,835.99	1.44	11.277	100.00	578	86.92	98.59	9.60
17.501 - 18.000	19	1,835,788.37	1.12	11.775	100.00	608	95.74	96.31	5.97
18.001 - 18.500	7	371,746.05	0.23	12.284	100.00	592	86.35	100.00	10.88
18.501 - 19.000	6	450,730.43	0.28	12.791	100.00	616	100.00	100.00	0.00
19.001 - 19.500	2	154,355.20	0.09	13.250	100.00	646	100.00	48.21	0.00
Total:	1,034	$163,231,694.48	100.00%	8.535%	100.00%	610	79.73%	92.99%	8.04%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 5.500	391	$71,418,453.60	43.75%	7.803%	100.00%	622	75.36%	92.29%	3.44%
5.501 - 6.000	161	27,542,979.77	16.87	8.355	100.00	604	78.39	92.32	6.96
6.001 - 6.500	446	58,988,179.34	36.14	9.481	100.00	598	85.27	94.00	12.68
6.501 - 7.000	9	1,430,684.37	0.88	8.560	100.00	601	81.81	100.00	22.47
7.001 - 7.500	3	494,812.63	0.30	7.340	100.00	640	71.72	100.00	0.00
7.501 - 8.000	6	979,917.69	0.60	7.894	100.00	612	74.80	100.00	25.50
8.001 - 8.500	3	516,564.11	0.32	8.271	100.00	643	84.28	67.37	0.00
8.501 - 9.000	2	194,376.16	0.12	8.889	100.00	587	79.15	100.00	0.00
9.001 - 9.500	1	117,608.83	0.07	9.375	100.00	519	100.00	100.00	100.00
9.501 - 10.000	5	508,958.51	0.31	9.804	100.00	639	95.22	100.00	28.49
10.001 - 10.500	5	730,069.34	0.45	10.179	100.00	634	95.45	82.90	59.08
10.501 - 11.000	2	309,090.13	0.19	10.935	100.00	618	90.33	100.00	0.00
Total:	1,034	$163,231,694.48	100.00%	8.535%	100.00%	610	79.73%	92.99%	8.04%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 12	1	$136,733.51	0.08%	8.000%	100.00%	655	80.23%	100.00%	0.00%
13 - 24	990	155,426,713.63	95.22	8.556	100.00	608	79.58	94.62	8.21
25 - 36	32	5,183,191.99	3.18	8.076	100.00	648	82.51	70.00	6.78
37 >=	11	2,485,055.35	1.52	8.217	100.00	647	83.00	38.06	0.00
Total:	1,034	$163,231,694.48	100.00%	8.535%	100.00%	610	79.73%	92.99%	8.04%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-WF2 Collateral Summary - Group 2
Collateral information is as of the Cut-Off Date.

Total Number of Loans	770	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$224,806,750	No	91.8%
Average Loan Principal Balance	$291,956	Yes	8.2%
Fixed Rate	23.0%
Adjustable Rate	77.0%	Primary Mortgage Insurance Coverage
Original Prepayment Premium	74.6%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.3%	No	83.8%
Weighted Average Margin	5.3%	Yes	16.2%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.2%	1st Lien	97.7%
Weighted Average Floor	5.4%	2nd Lien	2.3%
Weighted Average Original Term (mo.)	358
Weighted Average Remaining Term (mo.)	355	Loan Purpose
Weighted Average Loan Age (mo.)	3	Purchase	50.9%
Weighted Average Original LTV(1)	82.9%	Cash Out Refinance	20.9%
Weighted Average Original Effective LTV(2)	80.9%	Debt Consolidation	14.6%
Weighted Average Original Combined LTV(3)	85.0%	Rate/Term Refinance	8.0%
% of Loans with Junior Liens	11.8%	Home Improvement	5.6%
Non-Zero Weighted Average FICO	636
% IO Loans	10.4%	Occupancy Status
		Primary Home	94.5%
Product Type		Second Home	3.5%
2 Year Hybrid (Balloon)	42.9%	Investment	2.1%
2 Year Hybrid (Non-Balloon)	30.5%
Fixed Rate (Non-Balloon)	16.7%	Geographic Distribution
Fixed Rate (Balloon)	6.4%	(Other states account individually for less than
3 Year Hybrid (Non-Balloon)	2.1%	3% of the Cut-Off Date principal balance)
5 Year Hybrid (Non-Balloon)	1.4%	CA	29.3%
		FL	8.3%
Documentation Type		NY	8.1%
Full Documentation	77.1%	NJ	5.2%
Stated Income/Stated Assets	8.8%	MD	4.7%
Stated Income/Verified Assets	5.2%	AZ	4.5%
No Ratio/Stated Assets	4.9%	TX	3.8%
No Ratio/ Verified Assets	2.1%
No Documentation	1.4%	Amortization Type
Lite Documentation	0.5%	Balloon	49.3%
		Fully Amortizing	40.3%
		Interest-Only	10.4%

(1) Includes the loan in the securitization and any senior liens.
(2) LTV after taking mortgage insurance into account.
(3) Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	190	$53,390,537.87	23.75%	8.700%	100.00%	626	84.22%	84.17%	11.22%
Fixed Rate - 30 Year	224	31,036,913.86	13.81	8.654	0.00	640	81.14	58.93	11.70
3/27 ARM (LIBOR)	13	3,048,909.15	1.36	8.330	100.00	636	84.36	60.24	4.66
5/25 ARM (LIBOR)	4	1,743,855.57	0.78	7.597	100.00	669	83.27	61.57	0.00
Fixed Rate - 15 Year	7	1,316,350.37	0.59	8.089	0.00	646	71.61	10.55	0.00
5/1 ARM (CMT)	1	85,783.29	0.04	9.625	100.00	656	90.00	0.00	100.00
Fixed Rate - 20 Year	1	51,275.03	0.02	7.625	0.00	623	54.46	0.00	0.00
Subtotal (Fully Amortizing):	440	$90,673,625.14	40.33%	8.642%	64.26%	632	82.96%	73.09%	10.86%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	232	$96,461,733.20	42.91%	8.126%	100.00%	635	84.64%	91.32%	5.11%
Fixed Rate - 30/40 Year Balloon	42	13,094,120.00	5.82	8.188	0.00	642	82.69	41.29	21.94
Fixed Rate - 15/30 Year Balloon	6	1,197,718.51	0.53	9.244	0.00	608	84.77	100.00	0.00
Subtotal (Balloon):	280	$110,753,571.71	49.27%	8.146%	87.10%	636	84.41%	85.49%	7.04%

Interest-Only Loans:
2/28 ARM (LIBOR)	26	$15,276,301.59	6.80%	7.496%	100.00%	653	75.65%	62.28%	1.27%
Fixed Rate - 30 Year	17	5,087,020.41	2.26	7.897	0.00	648	72.16	23.24	11.27
3/27 ARM (LIBOR)	4	1,692,772.00	0.75	6.473	100.00	708	78.59	80.80	0.00
5/25 ARM (LIBOR)	3	1,323,460.00	0.59	7.566	100.00	644	78.60	29.13	0.00
Subtotal (Interest-Only):	50	$23,379,554.00	10.40%	7.513%	78.24%	655	75.27%	53.25%	3.28%

Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	42	$19,656,293.00	84.07%	7.540%	86.33%	657	76.53%	60.76%	3.90%
120	8	3,723,261.00	15.93	7.368	35.55	648	68.62	13.58	0.00
Total:	50	$23,379,554.00	100.00%	7.513%	78.24%	655	75.27%	53.25%	3.28%

Original Amortization Term

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
40 Year Amortization	274	$109,555,853.20	48.73%	8.134%	88.05%	636	84.41%	85.34%	7.12%
30 Year Amortization	438	90,503,718.25	40.26	8.659	64.38	632	83.16	74.40	10.88
Interest-Only	50	23,379,554.00	10.40	7.513	78.24	655	75.27	53.25	3.28
15 Year Amortization	7	1,316,350.37	0.59	8.089	0.00	646	71.61	10.55	0.00
20 Year Amortization	1	51,275.03	0.02	7.625	0.00	623	54.46	0.00	0.00
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	105	$3,282,223.15	1.46%	11.557%	10.85%	615	91.40%	91.85%	3.55%
50,000.01 - 100,000.00	94	6,707,928.75	2.98	10.204	36.07	618	86.09	79.58	8.68
100,000.01 - 150,000.00	79	9,948,657.34	4.43	9.224	57.35	629	83.46	66.08	16.48
150,000.01 - 200,000.00	67	11,444,926.76	5.09	8.931	65.87	627	85.43	74.76	10.60
200,000.01 - 250,000.00	77	17,513,601.26	7.79	8.880	75.19	633	89.90	77.67	23.11
250,000.01 - 300,000.00	49	13,481,454.80	6.00	8.657	84.24	630	87.81	83.99	7.96
300,000.01 - 350,000.00	39	12,645,199.63	5.62	8.375	72.05	641	86.64	67.14	7.54
350,000.01 - 400,000.00	23	8,531,573.62	3.80	8.164	73.61	617	88.30	77.93	8.81
400,000.01 - 450,000.00	43	18,506,896.76	8.23	7.995	83.77	633	81.63	81.70	7.00
450,000.01 - 500,000.00	56	26,691,589.84	11.87	8.088	87.45	630	84.67	84.00	10.50
500,000.01 - 550,000.00	39	20,347,289.02	9.05	7.990	82.16	643	84.67	76.79	7.71
550,000.01 - 600,000.00	26	14,850,735.34	6.61	7.853	80.61	642	83.67	77.26	7.53
600,000.01 - 650,000.00	20	12,530,761.25	5.57	7.991	75.07	633	79.11	74.60	10.02
650,000.01 >=	53	48,323,913.33	21.50	7.659	83.07	650	74.72	74.25	0.00
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1st Lien	653	$219,598,035.12	97.68%	8.193%	78.79%	636	82.48%	76.60%	8.39%
2nd Lien	117	5,208,715.73	2.32	11.965	0.00	631	99.54	100.00	0.00
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Purchase	474	$114,359,716.47	50.87%	8.656%	84.40%	641	88.12%	85.64%	8.18%
Cash Out Refinance	119	46,941,305.07	20.88	7.942	67.69	628	75.76	72.76	7.17
Debt Consolidation	94	32,846,246.68	14.61	7.786	67.63	636	78.16	62.98	11.57
Rate/Term Refinance	52	18,014,854.76	8.01	7.975	78.93	631	82.01	71.94	7.11
Home Improvement	31	12,644,627.87	5.62	7.857	65.59	632	75.29	60.74	4.95
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Primary Home	725	$212,362,416.65	94.46%	8.257%	77.76%	635	83.15%	79.40%	7.79%
Second Home	17	7,791,933.27	3.47	8.409	84.54	665	77.72	47.84	1.57
Investment	28	4,652,400.93	2.07	9.108	27.90	650	78.97	23.13	37.64
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	13	$2,514,068.88	1.12%	8.639%	0.00%	627	77.88%	53.16%	0.00%
181 - 240	1	51,275.03	0.02	7.625	0.00	623	54.46	0.00	0.00
241 - 360	756	222,241,406.94	98.86	8.276	77.85	636	82.94	77.43	8.29
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	13	$2,514,068.88	1.12%	8.639%	0.00%	627	77.88%	53.16%	0.00%
181 - 240	1	51,275.03	0.02	7.625	0.00	623	54.46	0.00	0.00
241 - 360	756	222,241,406.94	98.86	8.276	77.85	636	82.94	77.43	8.29
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
CA	144	$65,839,338.55	29.29%	7.518%	82.97%	643	79.38%	75.34%	5.33%
FL	69	18,752,642.13	8.34	8.822	77.23	655	86.97	72.57	10.66
NY	47	18,204,467.34	8.10	8.072	66.85	625	82.27	80.46	0.00
NJ	25	11,795,880.06	5.25	8.444	77.45	640	82.50	85.92	5.18
MD	32	10,506,541.24	4.67	8.356	68.42	629	84.69	80.07	4.29
AZ	30	10,216,795.44	4.54	8.411	75.29	644	82.22	74.07	11.97
TX	55	8,499,755.30	3.78	9.080	70.60	622	86.94	89.09	6.07
NC	21	6,134,799.76	2.73	8.807	83.48	636	81.29	94.93	2.32
GA	21	6,081,356.45	2.71	9.097	90.73	621	85.19	64.09	11.38
CO	16	5,339,480.37	2.38	7.869	80.79	645	81.79	93.79	14.22
Other	310	63,435,694.21	28.22	8.705	73.74	629	84.82	74.31	13.43
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	34	$10,471,039.43	4.66%	7.460%	56.51%	625	50.36%	66.02%	0.00%
60.01 to 70.00%	68	27,934,851.80	12.43	7.710	71.04	623	66.58	68.32	0.00
70.01 to 80.00%	187	67,302,965.89	29.94	7.619	77.94	643	78.22	69.14	0.00
80.01 to 85.00%
With MI:	9	2,715,632.00	1.21	9.188	65.59	570	84.93	71.52	100.00
Without MI:	68	28,168,231.22	12.53	8.037	85.26	634	84.60	83.26	0.00
85.01 to 90.00%
With MI:	30	7,261,495.56	3.23	8.513	59.94	632	89.84	38.68	100.00
Without MI:	91	27,786,023.18	12.36	8.420	87.87	634	89.70	95.14	0.00
90.01 to 95.00%
With MI:	21	4,777,235.86	2.13	9.248	48.57	642	94.84	27.65	100.00
Without MI:	36	12,736,522.83	5.67	9.008	75.54	644	94.86	89.72	0.00
95.01 to 100.00%
With MI:	14	3,663,685.50	1.63	9.227	78.77	635	100.00	63.25	100.00
Without MI:	95	26,780,351.85	11.91	9.448	94.88	647	99.89	96.98	0.00
Subtotal (First Lien):	653	$219,598,035.12	97.68%	8.193%	78.79%	636	82.48%	76.60%	8.39%

Second Lien Loans:
85.01 to 90.00%	2	$72,453.12	0.03%	12.680%	0.00%	610	89.75%	100.00%	0.00%
90.01 to 95.00%	7	275,831.27	0.12	11.731	0.00	656	94.91	100.00	0.00
95.01 to 100.00%	108	4,860,431.34	2.16	11.968	0.00	630	99.95	100.00	0.00
Subtotal (Second Lien):	117	$5,208,715.73	2.32%	11.965%	0.00%	631	99.54%	100.00%	0.00%

Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	34	$10,471,039.43	4.66%	7.460%	56.51%	625	50.36%	66.02%	0.00%
60.01 to 70.00%	132	43,463,410.86	19.33	8.146	67.25	627	76.31	58.34	35.73
70.01 to 80.00%	197	70,192,455.75	31.22	7.677	77.52	640	78.50	69.31	4.12
80.01 to 85.00%	68	28,168,231.22	12.53	8.037	85.26	634	84.60	83.26	0.00
85.01 to 90.00%	91	27,786,023.18	12.36	8.420	87.87	634	89.70	95.14	0.00
90.01 to 95.00%	36	12,736,522.83	5.67	9.008	75.54	644	94.86	89.72	0.00
95.01 to 100.00%	95	26,780,351.85	11.91	9.448	94.88	647	99.89	96.98	0.00
Subtotal (First Lien):	653	$219,598,035.12	97.68%	8.193%	78.79%	636	82.48%	76.60%	8.39%

Second Lien Loans:
85.01 to 90.00%	2	$72,453.12	0.03%	12.680%	0.00%	610	89.75%	100.00%	0.00%
90.01 to 95.00%	7	275,831.27	0.12	11.731	0.00	656	94.91	100.00	0.00
95.01 to 100.00%	108	4,860,431.34	2.16	11.968	0.00	630	99.95	100.00	0.00
Subtotal (Second Lien):	117	$5,208,715.73	2.32%	11.965%	0.00%	631	99.54%	100.00%	0.00%

Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

*LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	34	$10,471,039.43	4.66%	7.460%	56.51%	625	50.36%	66.02%	0.00%
60.01 to 70.00%	67	27,294,293.96	12.14	7.714	72.71	622	66.58	69.92	0.00
70.01 to 80.00%	117	42,274,183.87	18.80	7.881	70.78	636	77.48	57.79	0.00
80.01 to 85.00%
With MI:	9	2,715,632.00	1.21	9.188	65.59	570	84.93	71.52	100.00
Without MI:	69	28,792,606.40	12.81	8.028	83.41	635	84.45	81.45	0.00
85.01 to 90.00%
With MI:	30	7,261,495.56	3.23	8.513	59.94	632	89.84	38.68	100.00
Without MI:	96	30,834,184.11	13.72	8.327	86.99	635	88.01	91.98	0.00
90.01 to 95.00%
With MI:	21	4,777,235.86	2.13	9.248	48.57	642	94.84	27.65	100.00
Without MI:	42	15,495,820.48	6.89	8.786	78.30	646	92.49	88.99	0.00
95.01 to 100.00%
With MI:	14	3,663,685.50	1.63	9.227	78.77	635	100.00	63.25	100.00
Without MI:	154	46,017,857.95	20.47	8.442	93.50	651	91.52	95.15	0.00
Subtotal (First Lien):	653	$219,598,035.12	97.68%	8.193%	78.79%	636	82.48%	76.60%	8.39%

Second Lien Loans:
85.01 to 90.00%	2	$72,453.12	0.03%	12.680%	0.00%	610	89.75%	100.00%	0.00%
90.01 to 95.00%	7	275,831.27	0.12	11.731	0.00	656	94.91	100.00	0.00
95.01 to 100.00%	108	4,860,431.34	2.16	11.968	0.00	630	99.95	100.00	0.00
Subtotal (Second Lien):	117	$5,208,715.73	2.32%	11.965%	0.00%	631	99.54%	100.00%	0.00%

Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Not Available	1	$30,574.88	0.01%	12.250%	100.00%	N/A	85.00%	100.00%	0.00%
440 - 499	4	443,850.15	0.20	8.340	66.50	478	85.04	83.40	16.60
500 - 520	11	1,025,317.08	0.46	9.390	60.20	512	76.26	78.34	41.28
521 - 540	19	3,221,892.84	1.43	9.200	94.17	533	70.16	100.00	6.59
541 - 560	16	3,608,954.37	1.61	8.981	76.61	550	77.85	97.29	52.30
561 - 580	47	14,212,853.51	6.32	8.571	92.37	570	77.08	99.49	8.57
581 - 600	66	14,819,428.15	6.59	8.450	84.82	591	78.38	97.38	3.58
601 - 620	121	27,614,123.52	12.28	8.608	81.06	611	85.90	93.20	3.94
621 - 640	162	51,993,907.89	23.13	8.253	77.70	630	85.06	73.17	9.26
641 - 660	159	52,896,294.88	23.53	8.138	66.66	650	82.70	68.37	9.06
661 - 680	101	32,606,791.92	14.50	8.050	71.39	669	82.29	61.51	6.57
681 - 700	33	10,623,883.32	4.73	8.189	85.83	689	84.67	66.44	5.66
701 - 720	15	6,216,549.58	2.77	8.121	92.51	710	89.34	85.00	10.19
721 - 740	5	1,766,507.86	0.79	7.660	55.44	734	76.47	63.71	0.00
741 - 760	6	1,930,925.61	0.86	7.601	85.01	747	80.04	85.01	0.00
761 - 780	4	1,794,895.29	0.80	7.331	98.67	768	84.41	100.00	0.00
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Single Family	688	$198,578,416.99	88.33%	8.279%	78.04%	635	83.15%	79.14%	8.56%
2-4 Family	31	13,193,244.73	5.87	8.054	52.09	638	78.14	62.33	7.23
Condo	50	12,828,093.77	5.71	8.514	85.51	653	83.57	61.09	3.71
PUD	1	206,995.36	0.09	9.500	100.00	565	80.00	100.00	0.00
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$36,521,643.90	$705,270.88	$127,901,657.88	$0.00	$0.00	$0.00	$165,128,572.66
Fixed Rate	19,447,980.63	608,296.03	2,085,723.89	29,601,510.34	0.00	39,887.29	51,783,398.18
3 Year Hybrid	1,069,256.54	0.00	0.00	3,672,424.61	0.00	0.00	4,741,681.15
5 Year Hybrid	85,783.29	0.00	570,583.23	2,496,732.34	0.00	0.00	3,153,098.86
Total:	$57,124,664.36	$1,313,566.91	$130,557,965.00	$35,770,667.29	$0.00	$39,887.29	$224,806,750.85

Original Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	16.25%	0.31%	56.89%	0.00%	0.00%	0.00%	73.45%
Fixed Rate	8.65	0.27	0.93	13.17	0.00	0.02	23.03
3 Year Hybrid	0.48	0.00	0.00	1.63	0.00	0.00	2.11
5 Year Hybrid	0.04	0.00	0.25	1.11	0.00	0.00	1.40
Total:	25.41%	0.58%	58.08%	15.91%	0.00%	0.02%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
3% 2% of Orig. Bal.	327	$122,167,730.09	54.34%	8.066%	98.37%	634	83.35%	89.36%	6.49%
None	274	57,124,664.36	25.41	8.947	65.96	641	84.04	63.46	7.82
3% 2% 1% of Orig. Bal	108	29,524,929.91	13.13	7.863	18.25	642	78.94	53.75	8.63
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	25	7,621,926.84	3.39	8.077	56.13	652	80.74	73.53	13.68
2% of UPB	12	2,384,028.25	1.06	8.731	100.00	610	83.74	93.71	8.91
Other	24	5,983,471.40	2.66	8.426	52.15	604	83.76	71.73	37.01
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Full Doc	609	$173,414,483.14	77.14%	8.279%	84.88%	631	84.10%	100.00%	4.84%
Stated Income/Stated Assets	51	19,723,090.55	8.77	8.357	62.82	656	77.69	0.00	21.79
Stated Income/Verified Assets	25	11,787,552.63	5.24	8.039	73.00	652	77.28	0.00	6.67
No Ratio/Stated Assets	42	11,015,395.55	4.90	8.147	19.82	655	80.56	0.00	27.93
No Ratio/Verified Assets	18	4,638,900.02	2.06	8.150	28.99	651	77.93	0.00	12.84
No Documentation	19	3,076,974.60	1.37	8.789	8.62	645	80.67	0.00	41.38
Lite Documentation	6	1,150,354.36	0.51	10.086	90.08	624	91.72	0.00	0.00
Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	4	$2,456,565.23	1.09%	5.350%	100.00%	671	80.00%	100.00%	0.00%
5.501 to 6.000	3	1,378,580.23	0.61	5.894	100.00	716	79.71	100.00	0.00
6.001 to 6.500	15	7,677,215.88	3.42	6.304	100.00	646	73.51	100.00	2.26
6.501 to 7.000	40	20,630,882.80	9.18	6.874	100.00	643	76.80	88.91	0.00
7.001 to 7.500	44	22,384,334.44	9.96	7.347	100.00	637	79.91	90.14	2.33
7.501 to 8.000	64	27,743,169.81	12.34	7.802	100.00	633	79.40	82.50	5.56
8.001 to 8.500	67	27,452,914.07	12.21	8.347	100.00	629	82.99	75.80	7.62
8.501 to 9.000	63	21,818,983.87	9.71	8.802	100.00	632	87.81	93.62	9.21
9.001 to 9.500	61	16,970,806.82	7.55	9.311	100.00	638	91.51	74.71	12.50
9.501 to 10.000	49	11,294,941.46	5.02	9.779	100.00	636	90.86	72.59	10.78
10.001 to 10.500	29	7,687,681.23	3.42	10.353	100.00	610	92.98	89.35	9.40
10.501 to 11.000	15	3,017,054.04	1.34	10.842	100.00	609	95.58	100.00	19.48
Greater than 11.000	19	2,510,222.79	1.12	11.540	100.00	630	95.97	90.68	13.89
Subtotal (ARM Loans):	473	$173,023,352.67	76.97%	8.226%	100.00%	635	83.60%	85.07%	6.55%

Fixed Rate Loans:
5.501 to 6.000	2	$949,021.00	0.42%	5.942%	0.00%	652	76.28%	100.00%	0.00%
6.001 to 6.500	4	2,078,703.61	0.92	6.322	0.00	650	62.02	63.23	0.00
6.501 to 7.000	17	5,036,588.55	2.24	6.857	0.00	640	73.45	51.27	4.41
7.001 to 7.500	19	5,994,624.82	2.67	7.376	0.00	654	69.85	16.23	0.00
7.501 to 8.000	31	12,473,318.14	5.55	7.806	0.00	653	75.47	44.23	6.63
8.001 to 8.500	22	5,036,635.67	2.24	8.325	0.00	638	82.90	47.38	10.57
8.501 to 9.000	35	7,376,664.83	3.28	8.792	0.00	621	86.34	58.61	37.76
9.001 to 9.500	17	3,695,226.72	1.64	9.283	0.00	632	89.44	48.12	39.91
9.501 to 10.000	15	2,407,687.81	1.07	9.704	0.00	642	83.70	34.29	32.08
10.001 to 10.500	8	782,492.25	0.35	10.370	0.00	636	90.94	24.27	40.70
10.501 to 11.000	22	1,328,715.55	0.59	10.741	0.00	660	92.22	61.43	7.28
Greater than 11.000	105	4,623,719.23	2.06	12.193	0.00	621	98.44	98.62	1.07
Subtotal (Fixed Rate):	297	$51,783,398.18	23.03%	8.460%	0.00%	641	80.46%	50.63%	13.67%

Total:	770	$224,806,750.85	100.00%	8.280%	76.97%	636	82.88%	77.14%	8.19%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 3.000	14	$7,187,616.98	4.15%	7.790%	100.00%	647	76.87%	21.86%	0.78%
3.001 - 3.500	8	3,247,500.44	1.88	9.334	100.00	660	81.79	16.79	4.38
3.501 - 4.000	15	8,196,600.90	4.74	6.911	100.00	652	70.16	100.00	0.00
4.001 - 4.500	42	19,996,372.29	11.56	6.967	100.00	652	76.84	93.27	1.84
4.501 - 5.000	71	31,048,176.48	17.94	7.562	100.00	631	77.50	91.39	3.21
5.001 - 5.500	72	33,566,182.72	19.40	7.989	100.00	646	81.58	77.77	7.13
5.501 - 6.000	61	19,185,660.65	11.09	8.342	100.00	613	86.64	90.86	7.30
6.001 - 6.500	173	47,336,804.66	27.36	9.426	100.00	627	93.66	92.67	9.67
6.501 - 7.000	4	1,351,656.46	0.78	9.804	100.00	607	93.13	58.06	41.94
7.001 - 7.500	12	1,830,431.66	1.06	9.731	100.00	597	88.02	87.04	45.92
7.501 - 8.000	1	76,349.43	0.04	10.625	100.00	567	90.00	100.00	0.00
Total:	473	$173,023,352.67	100.00%	8.226%	100.00%	635	83.60%	85.07%	6.55%

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
2.000	1	$114,773.60	0.07%	11.850%	100.00%	630	85.00%	100.00%	100.00%
3.000	462	168,959,213.94	97.65	8.244	100.00	634	83.62	85.72	6.59
5.000	10	3,949,365.13	2.28	7.370	100.00	659	82.39	57.11	2.17
Total:	473	$173,023,352.67	100.00%	8.226%	100.00%	635	83.60%	85.07%	6.55%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.000	471	$172,822,795.78	99.88%	8.223%	100.00%	635	83.59%	85.11%	6.45%
2.000	2	200,556.89	0.12	10.898	100.00	641	87.14	57.23	100.00
Total:	473	$173,023,352.67	100.00%	8.226%	100.00%	635	83.60%	85.07%	6.55%

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
11.001 - 11.500	4	$2,456,565.23	1.42%	5.350%	100.00%	671	80.00%	100.00%	0.00%
11.501 - 12.000	5	2,359,730.94	1.36	6.302	100.00	692	79.50	79.74	0.00
12.001 - 12.500	17	8,707,799.11	5.03	6.421	100.00	647	73.92	94.72	2.00
12.501 - 13.000	38	19,649,732.09	11.36	6.874	100.00	642	76.68	90.79	0.00
13.001 - 13.500	44	22,297,446.40	12.89	7.395	100.00	637	80.39	89.66	2.33
13.501 - 14.000	64	27,743,169.81	16.03	7.802	100.00	633	79.40	82.50	5.56
14.001 - 14.500	66	26,621,105.32	15.39	8.349	100.00	628	82.80	76.72	7.86
14.501 - 15.000	63	21,755,372.12	12.57	8.805	100.00	633	87.91	93.90	9.64
15.001 - 15.500	59	16,419,276.02	9.49	9.313	100.00	637	91.36	74.55	12.92
15.501 - 16.000	49	11,358,553.21	6.56	9.768	100.00	635	90.65	72.18	9.97
16.001 - 16.500	29	8,055,542.41	4.66	10.292	100.00	613	93.48	89.84	8.98
16.501 - 17.000	15	3,017,054.04	1.74	10.842	100.00	609	95.58	100.00	19.48
17.001 - 17.500	11	1,671,157.39	0.97	11.295	100.00	633	95.85	100.00	0.00
17.501 - 18.000	7	783,346.88	0.45	11.782	100.00	621	94.67	70.14	44.51
18.001 - 18.500	1	30,574.88	0.02	12.250	100.00	N/A	85.00	100.00	0.00
18.501 - 19.000	1	96,926.82	0.06	12.625	100.00	639	100.00	100.00	0.00
Total:	473	$173,023,352.67	100.00%	8.226%	100.00%	635	83.60%	85.07%	6.55%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 5.500	220	$101,245,449.81	58.52%	7.571%	100.00%	643	78.26%	82.15%	3.91%
5.501 - 6.000	58	18,185,937.35	10.51	8.323	100.00	615	86.84	94.75	6.59
6.001 - 6.500	169	46,385,874.53	26.81	9.417	100.00	627	93.53	92.52	9.87
6.501 - 7.000	4	2,647,563.88	1.53	9.607	100.00	659	83.71	13.43	21.41
7.001 - 7.500	4	745,594.24	0.43	9.435	100.00	603	92.12	100.00	19.10
7.501 - 8.000	1	272,000.00	0.16	7.625	100.00	691	80.00	100.00	0.00
8.001 - 8.500	2	825,823.66	0.48	8.386	100.00	628	80.87	21.39	0.00
8.501 - 9.000	1	149,395.04	0.09	8.850	100.00	598	75.00	0.00	0.00
9.001 - 9.500	4	927,955.44	0.54	9.316	100.00	616	96.62	74.44	47.24
9.501 - 10.000	3	410,378.71	0.24	9.758	100.00	621	94.76	100.00	32.57
10.001 - 10.500	2	500,875.76	0.29	10.293	100.00	546	78.59	100.00	0.00
10.501 - 11.000	3	377,152.82	0.22	10.754	100.00	535	84.84	100.00	56.31
11.001 - 11.500	1	234,577.83	0.14	11.050	100.00	607	100.00	100.00	0.00
11.501 - 12.000	1	114,773.60	0.07	11.850	100.00	630	85.00	100.00	100.00
Total:	473	$173,023,352.67	100.00%	8.226%	100.00%	635	83.60%	85.07%	6.55%

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 12	3	$417,559.78	0.24%	7.393%	100.00%	620	74.94%	76.71%	41.64%
13 - 24	445	164,711,012.88	95.20	8.256	100.00	634	83.70	86.34	6.64
25 - 36	17	4,741,681.15	2.74	7.667	100.00	662	82.30	67.58	3.00
37 >=	8	3,153,098.86	1.82	7.639	100.00	658	81.50	46.28	2.72
Total:	473	$173,023,352.67	100.00%	8.226%	100.00%	635	83.60%	85.07%	6.55%